                                                                    EXHIBIT 99.1



                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

In re:                                Section
                                      Section
PHILIP SERVICES CORPORATION, et al.   Section     Jointly Admin. Under Case
Debtors.                              Section     No. 03-37718-H2-11
                                      Section

                  ORDER CONFIRMING SECOND AMENDED AND RESTATED
                          JOINT PLAN OF REORGANIZATION
              UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

         Philip Services Corporation as debtor-in-possession and the other debtors-in-possession (collectively, the "Debtors")(1) in these jointly administered cases (collectively, the "Cases") having proposed and filed their Second Amended and Restated Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code (as amended herein, the "Plan")(2) with High River Limited Partnership as an additional plan sponsor (the "Plan Sponsor" and, together with the Debtors, the "Plan Proponents"); a confirmation hearing on the Plan having been held by the Court beginning on November 24, 2003 (the "Confirmation Hearing"); all objections to

------------------------

(1) The Debtors in Bankr. Case Nos, 03-37718-H2-11 through 03-37772-H2.11 are: Philip Services Corporation; Philip Metals (New York), Inc.; PSC Metals, Inc.; Cappco Tubular Products USA, Inc.; 21st Century Environmental Management, Inc. of Nevada; 21st Century Environmental Management, Inc. of Rhode Island; Allwaste Tank Cleaning, Inc.; Allworth, Inc.; Burlington Environmental Inc.; Chem-Freight, Inc.; Chemical Reclamation Services, Inc.; Chemical Pollution Control, Inc. of Florida-A 21st Century Environmental Management Company; Chemical Pollution Control, Inc. of New York-A 21st Century Environmental Management Company; Cousins Waste Control Corporation; Cyanokem Inc.; Luntz Acquisition (Delaware) Corporation; Northland Environmental, Inc.; Nortru, Inc.; Philip Environmental Services Corporation; Philip Transportation and Remediation, Inc.; Philip Reclamation Services, Houston, Inc.; PSC Environmental Services, Inc.; PSC Industrial Outsourcing, Inc.; PSC Industrial Services, Inc.; Republic Environmental Recycling (New Jersey), Inc.; Republic Environmental Systems (Pennsylvania), Inc.; Republic Environmental Systems (Transportation Group), Inc.; Rho-Chem Corporation; Republic Environmental Systems (Technical Services Group), Inc.: Solvent Recovery Corporation; Thermalkem Inc.; Ace/Allwaste Environmental Services of Indiana, Inc.; Delta Maintenance, Inc.; International Catalyst, Inc.; Jesco Industrial Services Inc.; Philip Services/North Central, Inc.; PSC Recovery Systems, Inc.; Resource Recovery Corporation; RMF Global, Inc.; RMF Industrial Contracting, Inc.; Serv-Tech EPC, Inc.; D&L, Inc.; Serve-Tech EPC Subsidiary, Inc. and Total Refractory Systems, Inc.

(2) Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

confirmation of the Plan having been overruled, resolved or withdrawn, including as reflected herein or in certain separate agreed orders submitted to and approved by the Court and cross-referenced in the column labeled "resolution" in Exhibit E attached hereto and the Court being aware of the relevant facts upon the record of the Confirmation Hearing, the testimony of Michael Ramirez, Senior Vice President and Chief Financial Officer of the Debtors, Michael Henkin of Jefferies & Company, Inc., financial advisor to the Debtors, and James Boggs, Senior Vice President for the Environmental Services Group, and all the proceedings held before the Court in these Cases;


         NOW, THEREFORE, THE COURT HEREBY FINDS AND CONCLUDES:

         A. Jurisdiction. This Court has jurisdiction over these Cases pursuant to 28 U.S.C. Section 1334. Confirmation of the Plan is a "core proceeding" pursuant to, without limitation, 28 U.S.C. Section 157(b)(2)(A), (L) and (O), and this Court has competence to enter a Final Order confirming the Plan.

         B. Approval of the Disclosure Statement. On October 27, 2003, the Court approved the Joint Disclosure Statement of Debtors in Connection with Solicitation of Ballots with Respect to Second Amended and Restated Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the "Disclosure Statement") as containing "adequate information" within the meaning of Section 1125(a)(1) of the Bankruptcy Code.

         C. Filing of the Plan. The Debtors filed the Plan and Disclosure Statement on October 27, 2003. A copy of the Plan is attached hereto as Exhibit A subject to amendments thereto set forth herein and incorporated into and made a part of the Plan.

         D. Solicitation. On October 31, 2003, Logan & Company, Inc., the Debtors' balloting agent, transmitted a copy of the Disclosure Statement and Plan, the applicable forms of ballot approved by this Court and a notice of the Confirmation Hearing by United States mail to all claim holders eligible to vote on the Plan in accordance with this Court's Order Approving Disclosure Statement, Approving Voting and Solicitation Procedures and Establishing Date and Procedures for Confirmation Hearing dated October 27, 2003 (the "Voting Procedures Order"). Notices of the Confirmation Hearing were also mailed to nonvoting classified creditors and equity holders on October 31, 2003 in accordance with the Voting Procedures Order.

         E. Confirmation Hearing. The Confirmation Hearing was held by the Court beginning on November 24, 2003.

         F. Notice. Notice of the Confirmation Hearing was adequate and sufficient under Section 102(1) of the Bankruptcy Code and Bankruptcy Rule 2002.

         G. Plan Compliance with Section 1129(a)(1). As required by Section 1129(a)(1) of the Bankruptcy Code, the Plan complies with the applicable provisions of the Bankruptcy Code, including, without limitation, as follows:

                  i) As required by Code Section 1123(a)(1), the Plan, in
         Article 3, properly designates classes of claims and interests and classifies only substantially similar claims and interests in the same classes pursuant to Section 1122 of the Bankruptcy Code.

                  ii) As required by Code Section 1123(a)(2), the Plan, in
         Article 4, properly specifies the following classes as unimpaired:

                  -        Class 1B       Tranche B and Sub-B under Prepetition
                                          Senior Debt; and

                  -        Class 7        Allowed Non-Tax Priority Claims as set
                                          forth on Exhibit B attached hereto.

         Article 4 of the Plan also properly specified the following classes as impaired:

                  -        Class 1A       Allowed Secured Claims under Tranche A
                                          of Prepetition Senior Debt;

                  -        Class 2     Allowed PIK/Term Debt;

                  -        Class 3     Allowed Miscellaneous Secured Claims.
                                       Secured claims which may be allowable
                                       are set forth on Exhibit C attached
                                       hereto;

                  -        Class 4     Allowed General Unsecured Claims;

                  -        Class 5     Allowed Insured Claims;

                  -        Class 6     Allowed Convenience Class Claims;

                  -        Class 8     Allowed Parent Unsecured Claims;

                  -        Class 9     Allowed Penalty Claims; and

                  -        Class 10    Allowed Interests in each of the Debtors.

                  iii) As required by Code Sections 1123(a)(3)-(4), Article 5 of the Plan provides the treatment which each holder of an impaired claim is to receive, and the Plan provides the same treatment or its economic equivalent for each claim or interest in each particular class. The separate classification of Class 2B, 4, 5 and 6 claims is necessary and reasonable under the circumstances of these Cases and has not been objected to by any party.

                  iv) As required by Code Section 1123(a)(5), the Plan provides adequate means for its implementation. These include, but are not limited to, the following: (a) the sources of funding for distributions under the Plan; (b) the issuance of New Common Stock of Reorganized Parent; (c) the amendment of the Debtors' charters and by-laws; (d) the assumption and rejection of executory contracts and unexpired leases which have not been previously assumed or rejected; (e) mechanisms for paying Administrative Expense Claims; and (f) the transfer and vesting of all assets in Reorganized PSC not previously abandoned, rejected, sold or otherwise disposed of (including, without limitation, the conveyance of any assets or properties to a custodial trust pursuant to a Settlement

         Agreement, as defined below) by any of the Debtors or excluded under the Investment Agreement.

                  v) As required by Code Section 1123(a)(6), the charter of each entity that is part of Reorganized PSC will include a provision prohibiting the issuance of nonvoting equity securities and distributing the voting power to the extent required under Section 1123(a)(6).

                  vi) As required by Code Section 1123(a)(7), the terms of the Plan are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of the officers and directors of Reorganized Parent.

         H. Plan Compliance with Section 1129(a)(2). As required by Code Section 1129(a)(2), the Plan Proponents have complied with all applicable provisions of the Bankruptcy Code. Simultaneously with the solicitation of acceptances of the Plan, the Debtors timely transmitted a copy of the Disclosure Statement and Plan and forms of ballot approved by this Court to all holders of claims eligible to vote on the Plan. As noted above, the Disclosure Statement was found by the Court to contain "adequate information" following notice and a hearing in compliance with Bankruptcy Rule 3017.

         I. Compliance with Section 1129(a)(3). Based upon the entire record of the proceedings before the Court, the Court finds that the Plan is proposed in good faith and the Plan Proponents have acted in good faith and not by any means forbidden by law. The Plan, therefore, complies with the requirements of Code
Section 1129(a)(3).

         J. Compliance with Section 1129(a)(4). Pursuant to orders previously entered in these Cases approving the retention of Professionals, payments made or to be made by the Debtors for services rendered or for costs and expenses incurred in connection with these Cases, or in connection with the Plan and incident to these Cases, are subject to the approval of the Court as reasonable. Accordingly, the Plan complies with Section 1129(a)(4) of the Bankruptcy Code.


         K. Plan Compliance with Section 1129(a)(5).

                  i) The Debtors and the Plan Sponsors have disclosed in the Plan Supplement, filed on November 14, 2003, the identity and affiliations of the individuals who will serve as directors and principal officers of Reorganized Parent following the Effective Date, in compliance with Section 1129(a)(5)(A) of the Bankruptcy Code.

                  ii) The appointment of the directors and principal officers (or, for existing directors or principal officers who continue to serve post-confirmation, their continuance in their current positions) is consistent with the interests of creditors and equity security holders and with public policy. Accordingly, the Plan complies with Section 1129(a)(5)(A)(ii) of the Bankruptcy Code.

                  iii) The Debtors in their SEC filings have disclosed the compensation of the key executive officers. Thus, the Plan complies with Section 1129(a)(5)(B) of the Bankruptcy Code.

         L. Plan Compliance with Section 1129(a)(6). No governmental regulatory commission has jurisdiction over the approval of the Debtors' rates, Thus,
Section 1129(a)(6) of the Bankruptcy Code is inapplicable.

         M. Plan Compliance with & 1129(a)(7); Best Interests of Creditors. As required by Code Section 1129(a)(7) and as evidenced by Article VI of the Disclosure Statement, the Liquidation Analysis received into evidence at the Confirmation Hearing as Exhibit 15, and the testimony at the Confirmation Hearing, each holder of a Claim or Interest in an impaired class either accepted the Plan or will receive or retain property of a value as of the Effective Date that is not less than the amount that such holder would receive or retain were the Debtors liquidated under Chapter 7 of the Bankruptcy Code as of such date. As demonstrated by Confirmation Hearing Exhibit 15, the holders of Claims in Class 9 and Interests in Class 10, each of which receive nothing pursuant to the Plan, would also receive nothing under Chapter 7 of the Bankruptcy Code.

         N. Plan Compliance with Section 1129(a)(8). The following classes are unimpaired: Classes lB and 7. All other classes are impaired. As set forth in the certified report of balloting filed herein and admitted into evidence at the Confirmation Hearing, the following classes have accepted the Plan: Class 1A, each subclass within Class 2, each subclass within Classes 3, 4, 6 and 8. No votes were received in Class 5. Each of Amalgamated Sugars and Julian Hazlewood originally voted its miscellaneous secured claim as a subclass within Class 3 against the Plan, but has since reached an agreed resolution with the Debtors and has now voted in favor of the Plan. The claim of Industrial Waste Area Generator Group II ("IWAG") was temporarily allowed for voting purposes as a Class 4 Claim in the amount of $45,000,000, subject to the further terms of a settlement to be approved under Bankruptcy Rule 9019. The claim of Central States Southeast and Southwest Pension Funds was temporarily allowed for voting purposes in the amount of approximately $950,000 as a single Class 4 Claim, but that vote had no effect on whether Class 4 accepted the Plan as a class. Alstom Power, Inc. filed, but ultimately voluntarily withdrew, a motion to allow its disputed claims for voting purposes. No other motions to allow claims for voting purposes were filed. Classes 9 and 10 are impaired and will receive nothing under the Plan and, therefore, are statutorily deemed to have rejected the Plan under Section 1126(g) of the Bankruptcy Code. Notwithstanding the existence of impaired, rejecting classes, confirmation is proper under Code Section 1129(b), as set forth In Paragraph T below.

         O. Compliance with Section 1129(a)(9). The Plan provides for the treatment of administrative and priority claimants in accordance with the requirements of Code Section 1129(a)(9) (except to the extent that a holder agrees otherwise) as follows:

                  a. Pursuant to Section 2.1 of the Plan, holders of Administrative Expense Claims will be paid in full on the later of: (i) the Effective Date of the Plan or (ii) the date the Administrative Expense Claim is allowed by a final order of the Court.

                  b. Pursuant to Section 2.2 of the Plan, the holders of Allowed Priority Tax Claims will receive at the Debtors' option (and with the consent of the Plan Sponsor) (i) the amount of the Allowed Priority Tax Claim in one Cash payment immediately after the Effective Date or (ii) the amount of the Allowed Priority Tax Claim, with simple interest at a rate of 6% per annum, in equal quarterly Cash payments beginning March 31, 2004, until the last anniversary of the Effective Date that precedes the sixth anniversary date of the date of assessment of the Allowed Priority Tax Claim. The interest rate set forth herein is fair and reasonable.

         P. Compliance with Section 1129(a)(10). Classes 1A, 2, each subclass within Class 3 (including Amalgamated Sugars and Julian Hazlewood based on the change of their no votes to yes votes), 4, 6 and 8, each of which is impaired pursuant to the Plan, have, excluding the votes of any insiders of the Debtors, accepted the Plan. The certified balloting report of Logan & Company, the Debtors' claims processing agent, received in evidence at the Confirmation Hearing is an accurate tally of votes for each of these classes and shows that more than one-half in number and at least two-thirds in amount of those actually voting in each of those classes voted to accept the Plan.

         Q. Feasibility (Section 1129(a)(11)). Based upon the testimony at the Confirmation Hearing, and Article VI and other sections of the Disclosure Statement and Exhibits IV and V to the Disclosure Statement, the Debtors have demonstrated that implementation of the Plan is feasible.

         R. Compliance with Section 1129(a)(12). All fees payable under 28 U.S.C. Section 1930 have been paid.

         S. Compliance with Section 1129(a)(13). The Debtors have no retiree benefits subject to Section 1114 of the Bankruptcy Code. Therefore, Section 1129(a)(13) is inapplicable.

         T. Confirmation Notwithstanding Deemed Rejection By Certain Classes (Section 1129(b)). The Debtors have moved the Court to confirm the Plan despite its deemed rejection by Classes 9 and 10, each of which receives no distribution under the Plan. In compliance with Section 1129(b), and as a matter of law, the Plan may be confirmed despite the deemed rejection by these classes. No holder of a claim or interest junior to claims in any of these classes receives or retains property under the Plan. Furthermore, the Plan treats these classes according to their relative priorities and thus does not unfairly discriminate against the holders of interests in these classes and is fair and equitable. Accordingly, the Plan complies with the requirements of Section 1129(b) of the Bankruptcy Code.

         U. Other Requirements. No other Chapter 11 plan has been confirmed in these Cases and, therefore, this Plan complies with Code Section 1129(c). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of the application of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, this Plan complies with Section 1129(d) of the Bankruptcy Code.

         V. Discharge, Injunction, Releases and Exculpations. The discharges, injunctions, releases and exculpations contained in Article 8 of the Plan as modified herein are essential elements of the overall objectives of the Plan and form a material inducement to the execution and implementation of the Investment Agreement by the Plan Sponsor and the concessions made to Classes 4 and 6 under the Plan and in the Amendment to the Investment Agreement dated as of October 30, 2003 (the "Amendment to the Investment Agreement"). Each of the provisions of Article 8 as modified herein is within the jurisdiction of the Court under 28 U.S.C. Section 1334(a) and (b) and the Court is competent to approve such provisions under 28 U.S.C. Section 157(b)(1). Without the discharges, injunctions, releases and exculpations, the Plan could not have been proposed. They serve, to the greatest extent possible, to resolve claims, if any, among or against the parties in interest in these Cases with respect to the Debtors and their organization, capitalization and reorganization and to avoid associated litigation costs. Such resolution reduces the possibility of post-confirmation contribution and indemnity claims against the Debtors and reduces the probability of the Debtors' involvement in costly and time-consuming litigation. The releases provided for in the Plan were voluntarily and knowingly granted by the Debtors. To the extent that the release provisions of Article 8 of the Plan as modified herein benefit non-debtor parties, such releases constitute an integral part of the Plan and are the result of adequate consideration provided by or on behalf of such non-debtor parties, The Plan Sponsor would not have entered into the Investment Agreement or agreed to provide the consideration thereunder without the discharges, injunctions, releases and exculpations provided in the Plan. Absent Article 8 of the Plan, the Prepetition Senior Lenders would not have extended the expiry dates of various letters of credit to dates beyond the Effective Date and would not have voted their Class 1A Claims in favor of the Plan, and each of those actions was and is integral to the preservation of value of the

Debtors and is in the best interest of the creditors and the Debtors' estates. The concessions made by the non-debtor parties are fair, equitable and for adequate consideration sufficient to support the granting of releases or related relief to such non-debtor parties. After conducting an investigation, the Committee supports the releases and related relief set forth herein and in the Plan. No party other than the Committee timely challenged any aspect of the releases and acknowledgments in the cash collateral orders and the DIP Financing Order entered in these Cases, and the Committee has agreed to resolve its objections upon the Effective Date.

         W. Reaffirmation of Prepetition Senior Documents. To the extent set forth in the Debt Documents (as defined below), including, without limitation, the Reaffirmation Agreement, the Plan constitutes and is hereby deemed to be an assumption and reaffirmation by the Debtors and Reorganized PSC of the obligations of Borrowers under the Prepetition Senior Documents, as modified by the Plan, to the extent not otherwise indefeasibly repaid in full in cash on the Effective Date.

         X. Assumption and Rejection of Executory Contracts and Unexpired Leases. The Plan is hereby deemed to constitute and incorporate a motion by the Debtors to reject as of and conditioned upon the occurrence of the Effective Date all executory contracts and unexpired leases to which a Debtor was a party or is otherwise bound except for any contracts or leases that (a) are specifically assumed under the Plan, (b) were assumed prior to the Confirmation Hearing or (c) were subject to a motion to assume that was pending as of the Confirmation Hearing and which remains pending as of the date of entry of this Order. Attached hereto as Exhibit D is a list of the contracts and leases that Reorganized PSC will assume. Exhibit D also acts forth the proposed cure amounts to be paid by Reorganized PSC for each assumed contract and lease. In accordance with the Voting Procedures Order, the Debtors sent by United States mail a Notice of

Assumption of Executory Contracts and Unexpired Leases and Proposed Cure Payment Pursuant to 11 U.S.C. Section 365(b) (the "Cure Notice") to all parties to the assumed contracts and leases on November 21, 2003. Objections to the timely filed proposed cure amounts (the "Cure Objections") will be heard on December 22, 2003 and such claims will be paid in the cure amount and manner set forth in a Final Order.

         Y. Objections to Confirmation. The parties listed in Exhibit E attached hereto have objected to Confirmation of the Plan. Those objections have been resolved, withdrawn or overruled for the reasons set forth in the record and as set forth in the attached Exhibit E, which is hereby incorporated by reference.


         Z. Exemptions from Securities Laws. To the extent that the New Common Stock, the New PIK/Term Notes, the New PIK/Term Shares, the New Investment Units or any other consideration issued, offered or sold related to the Plan constitute "securities," the issuance, offer and/or sale of such items is exempt from registration under Section 5 of the Securities Act and applicable state securities laws pursuant to Code Section 1145, Section 4(2) of the Securities Act and/or applicable state securities laws. No subscriptions for New Investment Units were received.

         AA. Judicial Notice. The Court takes judicial notice of all pleadings and other documents filed during the pendency of the Cases.

         BB. Findings and Conclusions. The foregoing findings and conclusions satisfy the requirements of Federal Rule of Bankruptcy Procedure 7052. All findings of facts shall also be deemed to be conclusions of law and vice versa.

         CC. Contributed Causes of Action. The Value of the Contributed Causes of Action (as defined in the Liquidating Trust Agreement) on the date of their transfer to the Liquidating Trust shall be zero dollars. The transfer of the Contributed Causes of Action to the Liquidating Trust by the Debtors shall "close" the transaction for all purposes with respect to any proceeds subsequently realized by the Liquidating Trust in connection with the Contributed Causes of Action or investment earnings thereon.

         DD. Confirmation Exhibits. All Exhibits to the Confirmation Order are hereby incorporated herein by reference.

         IT IS THEREFORE ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

         1. Confirmation. The Plan, as attached to this Order and with the modifications and clarifications embodied in this Order, is hereby confirmed. The terms of this Order arc controlling to the extent that any inconsistency exists between the Plan and this Order.

         2. Binding Effect. The Plan, its provisions and this Order shall be, and hereby are, binding upon the Debtors and any creditor or equity security holder of the Debtors, whether or not the Claim or Interest of such creditor or equity security holder is impaired under the Plan and whether or not such creditor or equity security holder has accepted the Plan. The provisions of this Order are nonseverable and mutually dependent.

         3. Effect of Plan: Discharge and Permanent Stay.

                  (a) On and after the Effective Date of the Plan, except as expressly provided in this Order, all holders of Liens, Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting or continuing to assert against the Debtors, Reorganized PSC or their respective assets, any and all Claims or Liens, whether liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, legal or equitable or known or unknown, based on any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. Except as expressly provided in this Order, or in the Plan with respect to the Claims and Liens of the Prepetition Senior Lenders (and subject to the Reaffirmation Agreement), the rights afforded in the Plan and the payments and distributions to be made pursuant to the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all existing Liens or Claims, and shall terminate all Interests, of any kind, nature or description whatsoever, including any interest accrued on such Claims from and after the Petition Date, against or in the Debtors or any of their assets or properties or Reorganized PSC or its assets, including, without limitation, to the fullest extent permitted by
         Section 1141 of the Bankruptcy Code. Except as expressly provided in this Order, and in the Plan with respect to the Claims and Liens of the Prepetition Senior Lenders (and subject to the Reaffirmation Agreement), upon the close of the Effective Date, all existing Liens or Claims against the Debtors and Interests in the Debtors, shall be, and shall be permanently deemed to be, discharged and terminated, and all holders of such Liens, Claims or Interests shall be precluded and enjoined from asserting, directly or indirectly, against Reorganized PSC, or any of its assets or properties, any Lien, Claim or Interest or any other or further Lien, Claim or Interest based upon any act or omission, transmission, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Interest; provided, however, that any settlement or agreement made to resolve a confirmation objection ("Confirmation Settlements"), and any obligation of the Debtors or Reorganized PSC under such Confirmation Settlements, shall not be discharged or released herein, and all non-debtor parties to such Confirmation

         Settlements may enforce the obligations of the Debtors and/or Reorganized PSC, as applicable thereunder.

                  (b) Any judgment or order purporting to determine the corporate liability of the Debtors, Reorganized PSC, or their assets with respect to any Lien, Claim or Interest treated by the Plan or this Order, is void, other than Final Orders of this Court allowing Claims or Liens or granting similar relief, or as otherwise expressly provided in this Order.

                  (c) In addition to and not in limitation of the foregoing, at the election of the Plan Sponsor, any and/or all of the extant intercompany claims or obligations between or and/or among the Debtors and their Affiliates as of the Effective Date, including those intercompany claims and/or subrogation rights with respect to non-debtor subsidiaries, shall be discharged and released in their entirety; provided, however, that such discharge and release of intercompany claims and rights shall not affect or otherwise impair any payment or transfer of property by such non-debtor entities in favor of Prepetition Senior Lenders made before, on or in contemplation of the Effective Date.

                  (d) Effective as of the close of business on the Effective Date and except as otherwise expressly provided in this Order, title to all property of the Debtors shall vest in Reorganized PSC free and clear of all Liens, Claims and Interests including, without limitation, in accordance with Section 1141 of the Bankruptcy Code, and any prohibitions upon such transfer are null and void. Except as agreed by Reorganized PSC thereafter, no party shall thereafter seek to create, perfect or enforce any Lien of any nature whatsoever except as may otherwise be permitted under this Order. The vesting of assets pursuant to Section 8.5 of the Plan shall be deemed not to include any assets that were abandoned, sold, rejected or otherwise disposed of (including, without limitation, any assets or properties conveyed to a custodial trust pursuant to a Settlement Agreement, as defined below), on or prior to the Effective Date or excluded pursuant to the Investment Agreement. In no event shall any secured creditors holding a Lien on such assets be deemed to be in possession of or take possession of or have consented to take title to or any interest in such assets.

                  (e) The vesting of properties in Reorganized PSC to take place on the Effective Date (i) is a legal, valid and effective transfer of property, (ii) vests Reorganized PSC with good and marketable title to the Debtors' properties, (iii) does not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law and (iv) does not subject Reorganized PSC or its shareholders or debtholders to any liability under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, laws affecting successor or transferred liability. All licenses, permits or similar rights (whether governmental or otherwise) relating to the Debtors' business shall remain in full force and effect for the benefit of Reorganized PSC without further action by it, unless the Plan Sponsor elects otherwise with respect to any particular license, permit or similar right.

                  (f) As of the Effective Date, all existing Interests in the Parent shall be canceled and be deemed null and void.

                  (g) The priority of obligations and Liens being issued, granted, assumed, or reaffirmed under the Plan shall be as follows (and, notwithstanding anything in the Plan or this Order to the contrary, the following Liens and priorities, in all respects, shall govern the existence and priority of any Liens against any of the assets of Reorganized PSC);

                           (i) solely as to property on which it has a first priority, perfected, enforceable, unavoidable and non-subordinated security interest, Class 3 miscellaneous secured claims, solely as set forth in Exhibit C attached hereto;

                           (ii) then, subject only to (i) above, to secure the Remaining Subclass 1A Note and the other Obligations reaffirmed in the Reaffirmation Agreement (defined below), Liens on all assets of Reorganized PSC;

                           (iii) then, subject only to (i) and (ii) above, to secure the New Exit Financing Facility or any successor financing facilities, Liens on all assets of Reorganized PSC;

                           (iv) then, subject only to (i), (ii) and (iii) above, to secure the New PIK/Term Notes pro rata, Liens on all assets of Reorganized PSC.

                  (h) The discharge, injunction and release provisions contained in Sections 8.7 and 8.8 of the Plan, as modified herein, are fair and equitable, are given for adequate consideration and are in the best interests of the Debtors, their Chapter 11 estates and Reorganized PSC, and such provisions shall be effective and binding and are hereby approved as modified herein.

                  (i) The exculpation provisions contained in Section 8.9 of the Plan and herein are fair and reasonable and are hereby approved as modified herein.


                  (j) Otherwise valid claims under collective bargaining agreements or related to multi-employer or single-employer pension plans shall be Class 4 or 8 Claims, as applicable, and in no event shall Reorganized PSC be deemed to be a successor employer or plan sponsor liable for such obligations.

                  (k) The terms and conditions of the various settlement agreements entered into by and among the Debtors and, as applicable, the United States of America, on behalf of the United States Environmental Protection Agency, the Michigan Department of Environmental Quality, the State of Alabama, the South Carolina Department of Health and Environmental Control, the State of Washington Department of Ecology, and/or IWAG are fully incorporated herein (collectively, the "Settlement Agreements"); provided, however, that nothing in the settlement agreement with the State of Washington Department of Ecology, and/or IWAG shall alter or impair the scope of the release in favor of each of the Prepetition Senior Lenders and the Prepetition Senior Agent and their Affiliates and Associates, including Cerberus (in any capacity whatsoever), and all directors, officers, managers, partners, Professionals or agents as to all postpetition activities and all Prepetition activities, as set forth in paragraph 12(a) below.

         4. Plan Modifications and Clarifications, The following modifications, each of which the Court finds to be non-material for purposes of Section 1125 of the Bankruptcy Code, are hereby made to the Plan:


                  (a) The Debtors and/or Reorganized PSC shall on the Effective Date transfer to the Liquidating Trust, and the Liquidating Trust shall irrevocably receive, the Special Unsecured Distribution Fund and the Convenience Class Pool (as defined in the Liquidating Trust Agreement) and shall disburse the same in accordance with the Plan and this Order. The form of Liquidating Trust Agreement in substantially the form of Exhibit F attached hereto is hereby approved and deemed incorporated herein and the Debtors are authorized to execute same (as may be modified by agreement of the parties thereto), The selection of H. Malcolm Lovett, Jr., as the Liquidating Trustee for the Liquidating Trust, is approved. The Liquidating Trust shall serve as (i) the escrow agent for the benefit of Class 4 and Class 6 Claims and (ii) Disbursing Agent for Classes 2B, 4, 6, and 8, as applicable, with respect to Avoidance Action Recoveries. The Liquidating Trustee and Ernst & Young, as receiver for the holders of allowed unsecured claims in the Canadian proceedings, shall agree prior to the Effective Date on an initial allocation of the $3.6 million fund among them and a mechanism for reallocation of the same based on Claims processing results or set a hearing in these cases regarding the same. The fees and expenses of the Liquidating Trust shall be paid pursuant to the Liquidating Trust Agreement. The Liquidating Trustee shall make distributions pursuant to the Liquidating Trust Agreement. The Liquidating Trustee shall be entitled to rely on Logan & Company's records and Bankruptcy Rule 3001 notices for purposes of determining the proper holder of a Claim. The Liquidating Trust Agreement shall control over any inconsistency with the Plan and need not be filed as part of a Plan Supplement. The Liquidating Trust shall not be deemed to be a successor to the Committee.

                  (b) The discharges, injunctions, releases and exculpations as set forth herein shall govern and be deemed to supersede those set forth in the Plan.

                  (c) Notwithstanding anything to the contrary in the Plan or this Order, nothing in the Plan shall be deemed to release, discharge or nullify any environmental liability to any governmental unit that any entity would be subject to as the current tenant, current owner or current operator of property after the Effective Date.

                  (d) Nothing in Section 8.9 of the Plan shall vary the standard for the payment of administrative claims.

                  (e) Nothing in the Plan shall operate to discharge liabilities to governmental units that are not Claims as defined in Section 101(5).

                  (f) In addition, pursuant to In re Crystal Oil Co., 158 F.3d 291, 293-96 (5th Cir. 1998), the Plan shall not release or discharge any Claim of a governmental unit where such governmental unit could not tie the Debtors to a known release of a hazardous substance at a facility, prior to the Effective Date, through such governmental unit's reasonable diligence.

                  (g) Any and all orders approving sales that the Debtors seek to effect pursuant to 11 U.S.C. Section 363 shall include an ordered paragraph that provides that nothing in such order or sale agreement releases or nullifies any liability to a governmental entity under environmental statutes or regulations that any entity would be subject to as the owner or operator of a property after the closing date of the proposed sale.

                  (h) The Liquidating Trustee shall (i) be paid and receive the $200,000 fund for Class 6 creditors, (ii) make the payments to the holders of Allowed Class 6 Convenience Claims from such fund pursuant to the Plan as soon as practicable after the Effective Date and (iii) establish reserves as necessary for such payments.

                  (i) Any and all of the valid claims of the Plan Sponsor or its Affiliates (including, without limitation, any claims which they have or may hereafter purchase from others) shall be Allowed in full and shall not be subject to challenge, discount, offset or attack in any manner.


         5. Distributions of New Common Stock and New PIK/Term Note. The New Common Stock and New PIK/Term Notes shall be deemed to be issued on the close of the Effective Date.

         6. Corporate Documents. At the Plan Sponsor's discretion, each of Reorganized Parent's Subsidiaries' certificates of incorporation and by-laws shall be restated in a form satisfactory to the Plan Sponsor (provided, however, that such forms shall not impair the validity, priority or enforceability of the Prepetition Senior Debt to the extent set forth in the Reaffirmation Agreement). As of the Effective Date, (i) the Restated Charter and Restated By-Laws, attached as Exhibit I hereto, shall constitute the organizational documents of Reorganized Parent and (ii) any previously effective or other organizational documents of Reorganized Parent shall be deemed to be null and void and of no further force and effect, except to the extent so provided in the Restated Charter and the Restated By-Laws.

                  (a) As of the Effective Date, the issuance of the New Common Stock, the adoption and approval of the Restated Charter, the Restated By-Laws, the election or appointment of directors and officers pursuant to the Plan, and the other matters provided for in the Plan involving the corporate structure of Reorganized PSC or otherwise shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the Delaware General Corporation Law and other applicable laws, without any requirement of further action by any stockholders or directors of the Debtors or Reorganized PSC, and as if unanimously approved by such stockholders and directors.

                  (b) As of the Effective Date, any and all transactions contemplated by the Plan between and among Carl C. Icahn or any entities affiliated with him (collectively, "Icahn") and Reorganized PSC, including, without limitation, any offer, sale, purchase, issuance or distribution of securities of Reorganized PSC to Icahn and the closing of the New Exit Financing Facility, in accordance with Section 303 of the Delaware General Corporation Law or other applicable law, prior to the occurrence of such transactions, are hereby authorized and approved, all in accordance with Section 203(a) of the Delaware General Corporation Law. The respective officers of the Debtors or Reorganized PSC are hereby authorized to execute the New Exit Financing Facility without any further requirement of further action by any stockholders or directors of the Debtors or Reorganized PSC and as if unanimously approved by such stockholders and directors.

                  (c) Any officer of the Debtors and/or Reorganized PSC shall be, and hereby is, authorized and empowered to execute documents and take any actions as may be necessary, advisable or appropriate to amend their certificates of incorporation and by-laws or to effectuate the Plan and the Investment Agreement, including, without limitation, as set forth in more detail in Paragraph 7 below. All transactions that are required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously, except that the approval of the New Exit Financing Facility, as provided above, shall be deemed to have occurred immediately prior to all other transactions authorized herein.

                  (d) The Secretaries of State for the relevant jurisdictions are instructed to accept this Order in place of any evidence of resolutions or other corporate actions necessary to amend and restate such certificates of incorporation or qualifications to do business which might otherwise be required.

                  (e) Pursuant to Sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Order, the Plan and all implementing documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law. The Debtors and/or Reorganized PSC, as appropriate, are authorized and empowered to make any and all modifications to all documents included as part of the Plan Supplement or otherwise that do not materially modify the terms of such documents and are consistent with the Plan; provided, however, that no modification shall be made to any documents to which the Prepetition Senior Agent is a party or for which the Prepetition Senior Agent has provided its consent, except, in the case of documents to which the Prepetition Senior Agent is not a party, such documents may be modified with the prior written approval of the Prepetition Senior Agent, not to be unreasonably withheld or delayed by the Prepetition Senior Agent.

                  (f) Parties who hold UCC financing statements, mortgages, deeds of trust or similar perfection documents which are being satisfied or discharged under the Plan shall promptly file releases of such liens of record and, if they fail to do so, Reorganized PSC may do so on their behalf pursuant to this Order; provided the foregoing shall not apply to any liens in favor of Prepetition Senior Agent.

                  (g) Notwithstanding anything to the contrary herein, at the Plan Sponsor's sole discretion, any discharge of any of the Debtors' intercompany loans, liens or claims, including, without limitation, rights of subrogation, shall be deemed to and shall occur prior in time to any payments or distributions to the Prepetition Senior Agent under the Plan or hereby; provided, however, that such discharge and release of intercompany claims and rights shall not affect or otherwise impair any non-debtor Affiliate's obligations to make any payment or transfer any property by such non-debtor entities in favor of Prepetition Senior Lenders as contemplated under this Order and the Canadian Orders.

         7. Authorizations. Prior to, on and after the Effective Date, the Debtors and Reorganized PSC shall be, and hereby are, authorized and empowered, without further application to or order of this Court, to execute such documents and to take such actions as may be necessary or appropriate to implement the Plan and the transactions contemplated thereby, whether or not specifically referred to in the Plan (or related documents), including, without limitation, entering, executing, delivering, filing, or recording any agreements, instruments, or documents necessary to implement the Plan, including, without limitation, the reaffirmations, promissory notes, intercreditor agreements, or other agreements in form and substance reasonably satisfactory to Prepetition Senior Agent in respect of the Prepetition Senior Debt (including, without limitation, the letters of credit issued thereunder, related fees and charges, and the Remaining Subclass 1A Note), the New Exit Financing Facility and the New P1K/Term Note(s) and other documents contained in or contemplated by any document filed as a Plan Supplement (collectively, together with all related documents, the "Debt Documents"). On the Effective Date, any officer of the Debtors or Reorganized PSC shall be authorized and directed to execute the agreements, documents and instruments contemplated by the Plan, including, without limitation, the Debt Documents.

         8. No Tax or Assessment; Governmental Authorities.

                  (a) Each federal, state, commonwealth, local, foreign or other governmental agency is hereby directed and authorized to accept any and all documents, mortgages, deeds of trust and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan, this Order and the reaffirmations, promissory notes, and other agreements in respect of the Debt Documents.

                  (b) There shall be no tax in violation of Section 1146(c) of the Bankruptcy Code. This shall include, without limitation, an exemption from taxation for (i) the creation, modification, consolidation, recording or release of any mortgage, assignment or other security interest or (ii) the making, delivery or recording of any deed or other instrument of transfer pursuant to or in connection with the Plan. Any sales or other transfers of real estate or other assets of the estates or distributions to creditors hereunder or executions and/or filings of mortgages, deeds of trust or other documents in connection with the New Exit Financing Facility, the Remaining Subclass 1A Note, the New PIK/Term Notes and any other remaining obligations, either prior to or through or after the Effective Date, shall not be subject to any document recording tax, stamp tax, conveyance, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or similar tax and all appropriate state and local officials are required and directed to record such instrument or mortgage without payment of any such tax or assessment. The Court retains jurisdiction to enforce the foregoing direction by contempt proceedings or otherwise,

                  (c) The transactions contemplated in the Plan are not subject to and are exempt from any applicable bulk transfer or similar law.

         9. Assumption of Certain Executory Contracts and Unexpired Leases. All of the executory contracts and unexpired leases specified on Exhibit D attached hereto are hereby assumed as of the Effective Date and dependent on the occurrence of such Effective Date. The Court finds that due and proper notice of such assumption has been given to the affected parties. Except as to those parties who timely filed Cure Objections (the "Objecting Parties"), the cure amounts listed on Exhibit D are sufficient to cure all existing defaults, if any, under such contracts and leases, and parties to such contracts and/or leases are forever bound and barred from asserting any cure amounts or other Claims different from those set forth in Exhibit D. The cure amounts of the Objecting Parties shall be determined by the Court commencing on

December 22, 2003 at 2:00 p.m. CST. All cure amounts shall be paid as soon as practicable after the Effective Date or the date such cure amount is allowed by final order of this Court, whichever is later. The Debtors can withdraw any executory contract or unexpired lease to be assumed based on cure cost disputes, administrative error, disputes regarding the existence or assumability of a contract or as otherwise permitted by the Court. The Debtors may also assume additional contracts and/or leases (including any modifications agreed with the counterparty thereto) not previously designated for assumption with the consent of the Plan Sponsor and such counterparty without further notice or as otherwise permitted by the Court upon notice and a hearing.

         10. Rejection of Certain Executory Contracts and Unexpired Leases. Subject to the Debtors' right to modify the list of contracts and unexpired leases to be assumed, as described in and subject to the provisions of paragraph 9 above, any executory contract or unexpired lease that is not specified on Exhibit D is hereby rejected as of the Effective Date (unless a different date is specified in a separate order of this Court as to any particular executory contract or unexpired lease), and notice of such rejection shall be sufficient if mailed within 7 days after entry of this Order. Any and all rejection damage claims arising under the Plan shall constitute Class 4 claims and must be filed with the Court within 30 days after the Effective Date. For executory contracts and unexpired leases rejected by earlier Court orders, the bar date in such orders shall control as to such Claims. As provided further below, the Debtors shall send a notice of confirmation, the final administrative bar date and the bar date for claims relating to contracts and leases rejected under the Plan to all creditors no later than December 17, 2003. A notice substantially in the form of Exhibit H attached hereto shall be sufficient to notify creditors of the bar date for filing rejection damage claims arising from contracts and leases rejected under the Plan.

         11. Manner of Notices and Distributions. All notices, payments and other distributions to be made by the Debtors or the Liquidating Trust pursuant to the Plan, this Order or the Voting Procedures Order shall be timely and proper if mailed by fast class mail to the address listed by such holder in its proof of claim filed in these Cases or, if the foregoing is not applicable, the last known address of the persons entitled thereto; provided, however, that all cash payments to Subclass 1A and 1B shall be made by wire transfer to Prepetition Senior Agent in immediately available funds, and with respect to the original Remaining Subclass 1A Notes and any original back-stop letters of credit for Subclass 1A and 1B, shall be hand delivered to the Pre petition Senior Agent on or before the Effective Date.

         Funds shall be reserved in the Liquidating Trust (or by the Liquidating Trustee) based on the full amount of asserted Contested Claims compared to Allowed Claims unless the Court, upon notice and hearing, determines that a lesser reserve is appropriate.

         12. Releases.

                  (a) On and as of the Effective Date, the following individuals and entities (acting in any capacity whatsoever) shall be forever released and discharged from any and all claims, actions, suits, debts, accounts, Causes of Action, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or rights or claims in respect of equitable subordination, and liabilities through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the First Amended Joint Plan of Reorganization of Philip Services (Delaware), Inc. et al. in the Delaware Chapter 11 Case (Case No. 99-02385) or the Amended and Restated Plan of Compromise and Arrangement of Philip Services Corporation and its Canadian subsidiaries in the Prior CCAA Proceeding (Case No. 99CL-3442)) (collectively, the "1999 Bankruptcies") which any of (i) the Debtors or (ii) Creditors or other Persons receiving or who are entitled to receive distributions under the Plan (including from the Special Unsecured Distribution Fund) (collectively, the "Releasors") may have in any way related to these Cases or the Debtors (or Affiliates): (i) all directors, officers, Associates, Affiliates, employees, members, partners, Professionals or agents of the Debtors who served the Debtors on or after the Petition Date, including, without limitation, those named on Exhibit VIII to the Disclosure Statement; (ii) the Plan Sponsor and any of its Affiliates or Associates and all directors, officers, managers, partners, employees, Professionals or agents of the Plan Sponsor or such Affiliates or Associates, including, without limitation, the "Icahn Affiliates" (as described in Section IV(L)(1) of the Disclosure Statement) (collectively, the "Icahn Entities"); and (iii) each of the Prepetition Senior Lenders and the Prepetition Senior Agent and their Affiliates and Associates, including Cerberus, and all directors, officers, managers, partners, Professionals or agents, predecessors, successors or assigns as to all post-petition activities and all pre-petition activities; provided, however, the releases provided for in this paragraph shall not extend to any claims by any governmental agency with respect to criminal liability, willful misconduct and bad faith, or ultra vires acts. Further, all Class 4 Creditors who continue to do business on acceptable trade credit terms with Reorganized PSC, and all officers, directors and employees who served PSC post-petition, shall be released from any avoidance action against them.

                  (b) The release set forth in paragraph (a) above shall not, however, be deemed to release persons or entities who are defendants or third parties or subsequent parties (or may be added as such hereafter) (other than Wells Fargo Bank, N.A., Foothill Income Trust L.P., Foothill Capital Corporation n/k/a Wells Fargo Foothill, Inc., their respective officers, directors, managers, members, partners, and their Professionals and agents, solely in their capacities as Professionals and agents for the foregoing Foothill entities) in connection with the pending or potential suits and the claims that have been or may be asserted therein, as identified on Exhibit G attached hereto with respect to any potential liability of such persons or entities to any plaintiff or beneficiary therein arising therefrom.

                  (c) The Releasors identified in paragraph 12(a) and the Icahn Entities covenant not to sue in connection with any claims arising from or related to the carve-out set forth in paragraph 12(b) the Prepetition Senior Lenders; the Foothill Group (defined below); or the Icahn Entities; or the Debtors' directors and officers who have served on or after the Petition Date, except if any such person has violated the terms of the conditional release received by them in connection with the 1999 Bankruptcies. To the extent that the Foothill Group (defined below), the Prepetition Senior Lenders (defined below) or the Icahn Entities has a claim or action brought against it by a party not bound by the Plan and such claim or action relates to the matters identified on Exhibit G, then neither the Prepetition Senior Lenders, the Foothill Group, Cerberus or the Icahn Entities

                                      29A
         shall be bound by the covenant not to sue. The "Foothill Group" as used herein is defined to include Foothill Partners IV, L.P., Foothill Partners III, L.P, Wells Fargo Bank, N.A., Foothill Income Trust L.P., Foothill Capital Corporation n/k/a Wells Fargo Foothill, Inc. and their respective Affiliates, Associates, directors, officers, managers, members, and partners, and their Professionals and agents solely in their capacities as Professionals and agents for the Foothill Group. The Prepetition Senior Lenders as used herein means the Prepetition Senior Lenders and Prepetition Senior Agent and their Affiliates and Associates, including, without limitation, Cerberus, and all officers, directors, managers, members, and partners, their predecessors, successors or assigns, in any capacity whatsoever, and their Professionals and agents solely in their capacities as professionals and agents for the aforementioned Prepetition Senior Lenders.

                  (d) The releases shall not be deemed to release any officers or directors of the Debtors from liability, if any, for taxes that are properly determined to be trust fund taxes for which "responsible person" liability exists under applicable state or federal laws.

                  (e) Nothing in this Order or in the Plan shall prejudice the Pension Benefit Guaranty Corporation, Central States Pension Fund, or Alstom Power, Inc. as to their rights against the applicable non-debtor and/or third party releases, as applicable, to the extent set forth in the separate orders entered on December 8, 2003 in their respective favor.


                                      29B

         13. Exculpations. Except for willful misconduct or bad faith, neither the Debtors nor the directors, officers, agents, Affiliates, Associates and Professionals of the Debtors (collectively, the "Company-Related Parties") nor the Committee nor its members, agents, Affiliates, Associates and Professionals (collectively, the "Committee-Related Parties") nor the Plan Sponsor nor the directors, officers, agents, Affiliates, Associates and Professionals of the Plan Sponsor including, without limitation, the Icahn Affiliates (the "Plan Sponsor Related Parties"), nor the Prepetition Senior Lenders (including, without limitation, Cerberus in any capacity) nor their predecessors, successors, assigns, directors, officers, agents, Affiliates, Associates and Professionals all of the foregoing in any capacity whatsoever, shall be liable to any person or entity for any post-petition action, failure or omission to act or other matter related to the Debtors and/or any of these Cases through and including the Effective Date of the Plan. All parties are permanently enjoined from initiating a suit against any of Reorganized PSC, the Debtors, the Company-Related Parties, the Committee, the Committee-Related Parties, the Plan Sponsor and the Plan Sponsor Related Parties, except for any claims asserted by any governmental agency with respect to criminal liability, willful misconduct or bad faith, or ultra vires acts on the part of any such parties. Nothing in this Order or in the Plan shall prejudice the Pension Benefit Guaranty Corporation, Central States Pension Fund, or Alstom Power, Inc. as to their rights against the applicable non-debtor and/or third party releasees, as applicable, to the extent set forth in the separate orders entered on December 8, 2003 in their respective favor.

         14. Retention of Jurisdiction. The Court shall, and hereby does, retain jurisdiction of these Cases for all of the purposes set forth in Article 12 of the Plan and for the purposes provided in Sections 1127(b) and 1142 of the Bankruptcy Code and Bankruptcy Rule 3020(d).

         15.      Existing Financing Liens and Exit Financing.

                  (a) In accordance with Sections 5.1 and 5.2 of the Plan, (A) any Lien which has been granted by any of the Debtors pursuant to the Prepetition Senior Documents or the PIK/Term Credit Agreement and related documents shall be continued and remain in full force and effect prior to, on and after the Effective Date to secure the obligations of Reorganized PSC pursuant to (i) the Prepetition Senior Debt to the extent not indefeasibly paid in full, in cash on the Effective Date, subject to the terms of the Reaffirmation Agreement and the Remaining Subclass 1A Note and (ii) the New PIK/Term Notes; and (B) Reorganized PSC will as of the Effective Date acknowledge and the Court hereby finds and determines (subject to the Committee's existing objections and related stipulations until the Effective Date occurs) that (i) the Liens securing the Prepetition Senior Debt and the New PIK/Term Notes constitute valid and perfected liens with the respective priorities set forth in Paragraph 3(g) hereof; (ii) the Lions referred to in clause (B)(i) hereof are not subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, except consensual lien subordination as described in such clause; (iii) the Prepetition Senior Debt, subject to the terms of the Reaffirmation Agreement, and the New PIK/Term Notes constitute legal, valid and binding obligations of Reorganized PSC, enforceable in accordance with their terms; (iv) no offsets, defenses, or claims or counterclaims to the Prepetition Senior Debt or the New PIK/Term Notes exist and (v) no portion of the Prepetition Senior Debt or the New PIK/Term Notes is subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, except consensual subordination as described in clause (B)(ii) hereof. For the avoidance of doubt and notwithstanding anything in this paragraph to the contrary, the reimbursement obligations of Reorganized PSC with respect to Tranche A L/C Disbursements or a Tranche Sub-B L/C Disbursement (as each term is defined in the Reaffirmation Agreement) shall not be secured by the Collateral (as defined in the Reaffirmation Agreement), but shall be supported by the Back-Up Letter of Credit (as defined in the Reaffirmation Agreement), any cash proceeds of an Anticipatory Draw (as defined in the Reaffirmation Agreement) thereunder or otherwise supported by cash provided by Reorganized PSC or its Affiliates on the Effective Date. The Reaffirmation Agreement shall be consistent with the terms of the Plan and this Order and shall otherwise be in form and substance satisfactory to the Plan Sponsor and the Prepetition Senior Agent in their respective sole discretion and shall be finalized prior to the Effective Date.

                  (b) In accordance with Section 8.1 of the Plan, Reorganized PSC acknowledges and the Court hereby finds and determines that (A) the liens securing the New Exit Financing Facility shall constitute valid and perfected first priority liens subject only to liens securing the Remaining Subclass lA Note and other obligations reaffirmed under
         Section 1 of the Reaffirmation Agreement and other existing liens, valid and properly perfected as described in Paragraph 3(g)(i) hereof;
         (B) the indebtedness, liabilities and obligations of Reorganized PSC in respect of the New Exit Financing Facility shall constitute legal, valid and binding obligations of Reorganized PSC, enforceable in accordance with their terms; and (C) no offsets, defenses or claims or counterclaims in respect of the New Exit Financing Facility exist.

                  (c) This Order shall be sufficient and conclusive evidence of the continuation (with respect only to the Prepetition Senior Debt (as set forth in the Remaining Subclass lA Note and Reaffirmation Agreement) and the New PIK/Term Notes) or grant (with respect only to the New

         Exit Financing Facility), validity, perfection and priority of the liens securing the Prepetition Senior Debt (including, without limitation, the continuation of letters of credit issued thereunder and the Remaining Subclass 1A Note), the New PIK/Term Notes and the New Exit Financing Facility without the necessity of filing or recording any financing statement, mortgage or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to continue or grant, as applicable, or to validate or perfect such Liens or to entitle the holder(s) of any such Liens to the priorities granted therein or herein; provided, however, that the holder(s) of any such Liens may file or record mortgages, financing statements or other instruments to evidence and to perfect or continue to perfect, as applicable, such Liens authorized hereby; provided further, however, no such filing shall be necessary or required in order to create or perfect, as applicable, such Liens. If the holder(s) of any such Liens shall, in their respective discretion, choose to file such mortgages, financing statements or other documents (or amendments to or continuations of any existing financing statements) and otherwise confirm perfection or continued perfection, as the case may be, of such security interest and Liens, all such financing statements or similar instruments shall be deemed to have been filed or recorded as of the time and date of entry of this Order.

                  (d) Effective as of the Effective Date, upon delivery and execution by Reorganized PSC and, where applicable, the Debtors, of the New PIK/Term Notes and the New Exit Financing Facility, and the Plan Sponsor's acceptance of such delivery, the New PIK/Term Notes and any reaffirmations executed and/or delivered by the Debtors which have been accepted by the Plan Sponsor and the New Exit Financing Facility, shall be binding upon each of the Participating Qualified PIK/Term Lenders without further signatures, consent, execution, delivery or other actions of such Participating Qualified PIK/Term Lenders.

                  (e) Notwithstanding anything in this Order to the contrary,
         (i) Reorganized PSC is hereby authorized and directed to execute and deliver to Prepetition Senior Agent that certain (A) Reaffirmation and Modification Agreement, dated as of the Effective Date, in form and substance satisfactory to Prepetition Senior Agent and Plan Sponsor, in their respective sole discretion (the "Reaffirmation Agreement"), assuming and reaffirming all of the Obligations (as defined under the Prepetition Senior Documents) of Debtors and Reorganized PSC, as and to the extent set forth therein, including the obligations to reimburse Issuing Lender (as defined in the Prepetition Senior Loan Agreement) for any Tranche A L/C Disbursement and any Tranche Sub-B L/C Disbursement (as defined in the Prepetition Senior Loan Agreement), and the obligations under Sections 2.2(e) and 2.2(A)(e) of the Prepetition Senior Loan Agreement with respect to any and all charges, commissions, fees and costs charged or incurred by Issuing Lender relating to the Letters of Credit (as defined in the Prepetition Senior Loan Agreement; collectively, "LC Fees and Charges"), (B) Remaining Subclass 1A Note and (C) Amendment Number Two to Collateral Agency and Intercreditor Agreement, with respect to the New PIK/Term Notes, in form and substance reasonably satisfactory to Prepetition Senior Agent (the "Intercreditor Agreement Amendment"); (ii) the treatment of Subclass 1A and Subclass 1B under the Plan shall not be deemed a reduction of Tranche A Letter of Credit Usage or Tranche Sub-B Letter of Credit Usage and such Obligations shall not be discharged or otherwise affected by the Plan, provided that only the portion of the remaining Obligations that consist of the Obligations under the Remaining Subclass 1A Note and the Obligations reaffirmed under the Reaffirmation Agreement shall remain secured by Reorganized PSC under the Prepetition Senior Documents with the same priority and rights of the Tranche A Obligations and Tranche Sub-B Obligations under the Prepetition Senior Documents, subject to the terms of the Intercreditor Agreement

         Amendment; (iii) for purposes of Sections 5.1.1 and 5.1.2 of the Plan, Class 1 shall be deemed to include Allowed amounts under Section 506(b) of the Bankruptcy Code of $6,895,891.29 through October 31, 2003, plus Allowable Section 506(b) Amounts (as defined in the DIP Financing Order) of $2,602,891.29 for the period from November 1, 2003 through the Effective Date; provided, however, that estimated Allowable Section 506(b) Amounts for the period from November 1, 2003 through and including the Effective Date shall be subject to review and reconciliation between Prepetition Senior Agent and Reorganized PSC and, in the event such estimated amounts are greater than the actual, allowed or agreed upon amounts, such excess shall be credited against the payments due under the Remaining Subclass 1A Note and if the estimated amounts are less than actual, allowed or agreed upon amounts such difference shall be immediately due and payable by Reorganized PSC and shall be included among the Obligations under the Reaffirmation Agreement; (iv) none of the Prepetition Senior Lenders or any collateral securing the Prepetition Senior Debt shall be charged for any costs or expenses in connection with the sale, transfer or other disposition of the Excluded Assets; (v) none of the Prepetition Senior Debt shall be charged for any costs or expenses under Section 506(c) of the Bankruptcy Code to the extent provided for in the DIP Financing Order; (vi) upon the Effective Date and for purposes of the Plan and this Order, the Class 1 Allowed Prepetition Senior Debt shall be inclusive of Postpetition Debt and Postpetition Charges to the extent so provided in the DIP Financing Order (as amended to date); and (vii) the DIP Financing Order shall remain in full force and effect in accordance with its terms until the occurrence of the Effective Date and substantial consummation of the Plan.

                  (f) Notwithstanding anything herein or in the Plan to the contrary, subject only to their mutual agreement and without any further requirement of approval of this Court, Prepetition Senior Agent and the Plan Sponsor may make alternative arrangements with regard to any obligations, and any related security, of Reorganized PSC and its non-debtor Affiliates to Prepetition Senior Agent, including, without limitation, the Remaining Subclass 1A Note.

         16. Reporting. The Debtors' first preliminary or interim reports of distribution shall be prepared and filed with the Court and the Office of the United States Trustee no later than 60 days after the Effective Date. The Debtors shall prepare and file any further interim reports as the Court shall deem necessary.

         17. Administrative Expense Claims and Bar Date. Unless otherwise barred by previous order of this Court (as is the case with respect to any and all administrative claims arising through November 22, 2003 (unless specifically exempted from such earlier bar dates in the applicable bar date orders)), all claims against the Debtors for administrative expenses pursuant to Section 503 of the Bankruptcy Code (other than (i) Professionals' requests for compensation and reimbursement of expenses, procedures for which are described below, (ii) postpetition extensions of trade credit and (iii) claims by the DIP Lender, the Prepetition Agent or Postpetition Agent under the DIP Financing Order), must be filed in accordance with all of the requirements set forth herein no later than 30 days after the Effective Date, or filed solely as to taxes which accrued postpetition, as to which the Debtors are required to file a tax return, 45 days after the applicable return is filed.

                  (a) Subject to previous administrative claims bar dates, administrative expense claims may be in the form of a proof of claim or application for payment. Such proof of claim or application must be served upon the Debtors, the Plan Sponsor and the Creditors' Committee and each of their respective counsel at the addresses set forth in
         Section 13.1 of the Plan so that it is received no later than five business days after the proof of claim or application is filed with the Court.

                  (b) The taxing authorities who have timely filed a proof of claim for payment of administrative expense shall not be required to file a separate motion or request for administrative expense. The Debtors, Reorganized PSC and the Committee reserve the right to object to such proofs of claims on any grounds.

                  (c) The Debtors shall send a notice of confirmation, notice of the administrative bar date and the bar date for claims relating to contracts and leases rejected under the Plan to all creditors no later than December 17, 2003. A notice substantially in the form of Exhibit
         H attached hereto shall be sufficient to notify creditors of the administrative bar date.

         18. Professional Fees and Expenses. Professionals' requests for compensation and reimbursement of expenses shall not be subject to the administrative bar date discussed in the preceding paragraph. Professionals shall be compensated by the Debtors under the procedures described below.

                  (a) For fees and expenses incurred prior to the Confirmation Date, Professionals must submit a final fee application no later than January 15, 2004. A hearing on the final fee applications and any procedures relating thereto shall be set at the Court's convenience. No further interim fee applications are required to be filed, but Professionals shall reasonably cooperate with the Debtors and Plan Sponsor by giving estimates of accrued fees and expenses prior to Closing.

                  (b) For fees and expenses incurred on and after the Confirmation Date, Professionals employed by the Debtors, the Liquidating Trust or Committee may be compensated and reimbursed without any application to this Court. Professionals retained by Reorganized PSC, the Liquidating Trust and the Committee may be paid in the ordinary course and Professionals retained by the Liquidating Trust shall be paid in accordance with the Liquidating Trust Agreement.

         Notwithstanding the foregoing, the Committee and the Liquidating Trustee (and any of their professionals) shall only be compensated in accordance with the procedures set forth in Section 14.3 of the Plan and the agreed budget between the Committee and the Plan Sponsor for fees incurred after the Effective Date. The Committee, the Liquidating Trustee and Plan Sponsor have agreed to a budget of $125,000.

         19. Statutory Fees. Any fees remaining due under 28 U.S.C. Section 1930 shall be paid on the Effective Date.

         20. Canadian Assets. The Debtors and Reorganized PSC are authorized and directed to (i) cooperate, and direct the Canadian Subsidiaries and certain newly incorporated wholly owned subsidiaries of Philip Services Corporation (collectively, the "Canadian Purchasers") to cooperate, with Ernst & Young Inc. as Court-Appointed Interim Receiver of certain of the Canadian Assets (the "Interim Receiver") to complete the transactions and the transfer of certain of the Canadian Assets as contemplated by two asset purchase agreements among the Interim Receiver, the Canadian Subsidiaries and the Canadian Purchasers, as the case may be (collectively, the "Canadian Purchase Agreements"), substantially in accordance with the form of the Canadian Purchase Agreements attached to the report dated November 20, 2003 filed by the Interim Receiver with the Ontario Superior Court of Justice (Commercial List); (ii) direct the Canadian Subsidiaries and the Canadian Purchasers to perform their respective covenants and obligations under each of the Canadian Purchase Agreements; (iii) transfer a portion of the Investment (as defined in the Investment Agreement) to the applicable Canadian Purchaser necessary to effect the Canadian Restructuring, which transfer may occur either by way of equity or debt or any combination thereof; and (iv) take, and direct the Canadian Subsidiaries and the

Canadian Purchasers to take, without limiting the generality of the foregoing, any other actions reasonably necessary or desirable to complete the Canadian Restructuring (as defined in the Investment Agreement) and to assist and complete the transfer of certain of the Canadian Assets to the Canadian Purchasers or one or more Affiliates of Reorganized PSC.

         This Court orders and requests the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada, including the Ontario Superior Court of Justice (Commercial List), or the federal court of Canada or any judicial, regulatory, or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province to act in aid of and to be complementary to this Court in carrying out the terms of the Plan and this Confirmation Order and this Court is willing to provide similar reciprocal assistance to the appropriate judicial authority of Canada, including the Ontario Superior Court of Justice (Commercial List) under similar circumstances. To the extent any consideration or payments are received by the Prepetition Senior Lenders or Prepetition Senior Agent under the Canadian proceeding, such consideration or payments shall be applied or treated by the Prepetition Agent in accordance with the (U.S.) Plan and the Canadian Order. Additionally, any cash collateral provided to the Prepetition Senior Agent by any Canadian guarantors at Closing may be remitted to Reorganized PSC in the event that all other obligations in favor of the Prepetition Senior Lenders are hereafter indefeasibly repaid in full or otherwise provided for as agreed to in writing by the Prepetition Senior Agent.

         21. Investment Agreement. Notwithstanding anything to the contrary in the Plan or herein, Article V ("Conditions to Closing") and Article VI ("Further Agreements and Termination") in the Investment Agreement shall continue in full force and effect and shall govern all aspects of the transactions contemplated.

         22. Nonoccurrence of Effective Date. In the event that the Effective Date does not occur, then (i) the Plan, (ii) the assumption or rejection of executory contracts or unexpired leases pursuant to the Plan, (iii) any document or agreement executed pursuant to the Plan (which, for the purposes of this paragraph 22, shall be deemed not to include the Investment Agreement or the DIP Agreement), (iv) any actions, releases, waivers or injunctions authorized by the Plan, this Order or any other document or agreement executed pursuant to the Plan (which, for the purposes of this paragraph 22, shall not be deemed to include the Investment Agreement or the DIP Agreement), and (v) this Confirmation Order shall be deemed null and void. In such event, nothing herein or in the Plan or acts taken in connection therewith shall be deemed to prejudice in any manner the rights of the Debtors, Plan Sponsor, Prepetition Senior Agent or any party in interest in further proceedings or to constitute an admission, finding of fact, conclusion of law, res judicata or collateral estoppel of any nature.

         23. Substantial Consummation. This Plan shall be deemed to be substantially consummated on the Effective Date. The transfer of the Class 4 portion of the Special Unsecured Distribution Fund to the Liquidating Trust and the Canadian portion to Ernst & Young as Canadian Receiver shall be irrevocable and final. This Confirmation Order shall be deemed a separate Confirmation Order with respect to each of the Debtors in each Debtors' separate Chapter 11 case for all purposes.

         24. Notice Confirmation. Service of a notice, substantially in the form attached hereto as Exhibit H, which form is hereby approved, shall be made by first class mail on or before December 17, 2003, upon the following: (i) the Office of the United States Trustee, (ii) counsel to the Creditors' Committee,
(iii) all known creditors of the Debtors, (iv) all equity security holders of the Debtors and (v) all parties having requested notices in these cases. The

Debtors shall also publish such notice in the National Edition of The Wall Street Journal, The Houston Chronicle, The Cleveland Plain Dealer, The Globe & Mail (Canada) and LaPresse (Canada) as soon as practicable after the Effective Date of the Plan. Such notice shall constitute good and sufficient notice of this Order in compliance with the provisions of Bankruptcy Rules 3020(c) and 2002.

         25. Cooperation of Reorganized PSC. Reorganized PSC (or the claims agent in these Cases) shall make reasonably efforts to cooperate with the Liquidating Trustee in the Liquidating Trustee's performance of its duties. This cooperation shall include, but not be limited to, timely providing information to the Liquidating Trustee regarding the status of claims held by the Beneficiaries and providing information regarding Prepetition claims paid during the pendency of these Cases or post-confirmation of the Plan. Reorganized PSC will reasonably pursue prosecution of objections to Claims that the Debtors or Reorganized PSC have filed. The Committee has standing to object to claims not allowed by order of the Court. Reorganized PSC or the Committee (with respect to Class 4, 6 and 8 Claims) shall have the right to reasonably settle objections to claims as appropriate or, upon provision of additional information by a claimant showing a particular claim is valid, to withdraw its objection to that particular claim. The Committee reserves its right to seek further appropriate relief from the Court regarding the prosecution of claims objections.

Dated: December 10, 2003


                                                  /s/ WESLEY W. STEEN
                                                 ------------------------------
                                                  Wesley W. Steen
                                                  United States Bankruptcy Judge

                                                                       EXHIBIT A

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

In re:                                 Section
                                       Section
PHILIP SERVICES CORPORATION, et. al.   Section    Jointly Admin. Under Case No. 03-37718-H2-11
                                       Section
                            Debtors.   Section    Hon. Wesley W. Steen

               DEBTORS' SECOND AMENDED AND RESTATED JOINT PLAN OF
                              REORGANIZATION UNDER
                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

         Philip Services Corporation and its affiliated debtors, as debtors and debtors-in-possession, propose this Second Amended and Restated Joint Chapter 11 Plan of Reorganization pursuant to Section 1121(a) of the United States Bankruptcy Code.

                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

         The following boldface terms, when capitalized, shall have the meanings specified below, and such meanings shall be equally applicable to the singular and plural forms of such terms. Any term used in this Plan that is not defined herein, but is defined in the United States Bankruptcy Code or the Federal Rules of Bankruptcy Procedures, shall have the meaning ascribed to that term in the Code or the Bankruptcy Rules.

         1.1 ADMINISTRATIVE EXPENSE CLAIM means a Claim or portion of a Claim allowed under Code Section 503(b) and entitled to priority under Code Section 507(a)(1). This shall include any cure costs under Assumed Contracts and Leases as determined by this Court pursuant to the procedures approved by this Court to fix such cure costs.

         1.2 AFFILIATE means, with respect to any Person, any other Person directly or indirectly controlling (including all directors, officers, managers and general partners of such Person), directly or indirectly controlled by or under direct or indirect common control with such Person. Without limiting the foregoing, a Person shall be deemed to control another Person if the first Person is a controlling person within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended.

         1.3 ALLOWABLE SECTION 506(b) AMOUNTS means all fees, costs, expenses, interest and other charges due or coming due in respect of a Secured Claim to the extent allowable under Code Section 506(b).

         1.4 ALLOWED, when used with respect to any Claim or Interest, means the Claim or Interest or applicable portion thereof that has been allowed pursuant to Code Section 502, and, if the Claim or Interest was objected to, means that a Final Order has been entered allowing the Claim or Interest pursuant to Code Section 502. Unless otherwise specified, the term Allowed does not include (i) interest on the amount of such Claim accruing from and after the Petition Date, (ii) fees and costs incurred from and after the Petition Date, (iii) punitive or exemplary damages or (iv) any fine, penalty or forfeiture.

         1.5 ALSTOM LITIGATION means any recovery by RMF Industrial Contracting, Inc. on its counterclaim in the pending case of Alstom Power, Inc. v. RMF Industrial Contracting, Inc., Civil Action 03-06327, in the United States District Court for the Western District of Pennsylvania, net of all costs and expenses incurred in connection therewith, including attorney and expert fees and court costs, and amounts, if any, determined to be due and owing to Alstom Power or any other party in their claims against RMF Industrial Contracting in the Alstom Litigation or any litigation related thereto.

         1.6 ASSOCIATE has the meaning ascribed thereto in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

         1.7 ASSUMED CONTRACTS AND LEASES means those executory contracts and unexpired leases designated by the Plan Sponsor from time to time as ones to be assumed on or before the Effective Date, subject to any deletions to such list by the Plan Sponsor between the Confirmation Hearing and the Effective Date or as otherwise provided in Section 10.4.

         1.8 AVOIDANCE ACTION RECOVERIES means any recovery, net of all costs and expenses, including attorneys' fees, incurred in connection with obtaining that recovery on any cause of action under Article V of the Code which is not released under this Plan or by separate prior order of the Court.

         1.9 BALLOT means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Article 6 of this Plan, in connection with the solicitation of acceptances of the Plan.

         1.10 BALLOT DATE means the date which the Court sets for submission of Ballots on this Plan.

         1.11 BANKRUPTCY RULES mean the Federal Rules of Bankruptcy Procedure, as amended and promulgated under Section 2075 of Title 28 of the United States Code and local rules of the Court.

         1.12 BUSINESS DAY means any day other than a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas.

         1.13 CANADIAN ASSETS shall have the meaning set forth in the Investment Agreement.

         1.14 CANADIAN SUBSIDIARIES shall have the meaning set forth in the Investment Agreement.

         1.15 CASES mean the above-captioned jointly administered bankruptcy cases.

         1.16 CASH means cash and cash equivalents, including but not limited to U.S. currency on hand, U.S. currency on deposit in any bank account and checks or other similar negotiable instruments denominated in U.S. currency.

         1.17 CAUSES OF ACTION means any and all causes of action of the Debtors, whether arising under the Code or other state, federal or common law, including, without limitation, actions under Article V of the Code, but, for the avoidance of doubt, shall not include any causes of action against Prepetition Senior Lenders or other parties to the extent released under prior orders in these Cases or pursuant to Section 8.8 or 8.9 of this Plan or the Confirmation Order.

         1.18 CERBERUS means Ableco Finance, L.L.C., Madeleine Corp., Madeleine LLC, Cerberus International Ltd., Cerberus Partners, L.P., Styx Partners, L.P., Styx International Ltd., The Long Horizon Funds, L.P., Long Horizons Overseas Fund L.P. and Stephen Feinberg and their respective Affiliates and Associates.

         1.19 CIBC means Canadian Imperial Bank of Commerce.

         1.20 CLAIM means, as against any Debtor, (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         1.21 CLASS means a category or group of holders of Claims or Interests as designated in Article 3 of this Plan pursuant to Code Section 1122(a)(1).

         1.22 CLOSING means the closing of the transactions contemplated hereby and in the Investment Agreement.

         1.23 CLOSING DATE means the date on which the Closing occurs.

         1.24 CODE or BANKRUPTCY CODE means the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C.Sections 101 et. seq.

         1.25 COMMITTEE means the Official Unsecured Creditors' Committee appointed by the Office of the United States Trustee for the Southern District of Texas.

         1.26 COMMITTEE-RELATED PARTIES shall have the meaning set forth in
Section 8.9 of this Plan.

         1.27 COMPANY-RELATED PARTIES shall have the meaning set forth in
Section 8.9 of this Plan.

         1.28 CONFIRMATION means the entry of the Confirmation Order by the Court pursuant to Code Section 1129.

         1.29 CONFIRMATION DATE means the date that the Court enters the Confirmation Order.

         1.30 CONFIRMATION HEARING means the hearing to consider confirmation of this Plan.

         1.31 CONFIRMATION HEARING DATE means the date on which the Court holds the Confirmation Hearing.

         1.32 CONFIRMATION ORDER means the order of the Court confirming this Plan in form and substance acceptable to the Plan Sponsor as contemplated by the Investment Agreement.

         1.33 CONTESTED CLAIM means a Claim against or Interest in a Debtor, as the case may be, to which an objection has been filed by a party in interest and which objection has not been resolved as of a Final Order, or otherwise, in each case, in a manner satisfactory to the Plan Sponsor, as of the relevant date.

         1.34 CONTESTED CLAIM RESERVE means the reserve maintained for the benefit of holders of Contested Claims in the aggregate asserted amount of Contested Claims to allow sufficient funds for a Pro Rata distribution if ultimately Allowed, unless the Court determines a lesser amount is appropriate after notice to holders of affected Contested Claims and a hearing.

         1.35 CONVENIENCE CLASS CLAIMS means Allowed general Unsecured Claims against Debtors other than the Parent which when aggregated in the possession of the current holder are $3,000 or less or which such holder elects to reduce to $3,000.

         1.36 COURT means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or such other court of competent jurisdiction exercising jurisdiction over all or part of the Cases.

         1.37 CREDITOR means the holder of a Claim (other than as holder of an Administrative Expense Claim).

         1.38 DEBTOR means, depending on the context, any of the debtors in these Cases as a debtor and debtor-in-possession, and DEBTORS means all of the debtors in these Cases collectively as debtors and debtors-in-possession.

         1.39 DEFICIENCY AMOUNT means the amount by which the total amount of a Claim (other than an Administrative Expense Claim) asserting secured status exceeds the value of the collateral on which such claimant has a validly perfected and unavoidable lien securing such Claim as of the appropriate date for the valuation of the collateral for purposes of Claim allowance.

         1.40 DIP FINANCING FACILITY means the debtor-in-possession financing facility provided to the Debtors by the Postpetition Senior Lender, or any successor financing facility.

         1.41 DIP FINANCING ORDER means that certain Second Amended Final Order Authorizing Debtors to (A) Use Cash Collateral; (B) Obtain Letter of Credit Accommodations; (C) Incur Postpetition Debt; and (D) Grant Adequate Protection and Provide Security and Other Relief to Foothill, as Agent and Certain Other Prepetition and Postpetition Secured Creditors and Lenders as entered by the Court on August 18, 2003 approving the DIP Financing Facility.

         1.42 DISALLOWED, when used with respect to a Claim, means that the Claim or applicable portion thereof has been determined by a Final Order to be invalid.

         1.43 DISBURSING AGENT means any agent the Debtors elect to employ to make distributions to one or more Classes of Claims under this Plan.

         1.44 DISCLOSURE STATEMENT means the disclosure statement filed under Code Section 1125 in support of this Plan.

         1.45 EFFECTIVE DATE means the later of (i) the Closing Date or (ii) the eleventh day after the Confirmation Date, calculated in accordance with Bankruptcy Rule 9006, unless the Confirmation has been stayed or any of the other conditions set forth in Section 15.1 of this Plan have not been met, in which event it is the first day after such stay is no longer in effect or such conditions have been met (that is also eleven days after the Confirmation Date) calculated in accordance with Bankruptcy Rule 9006, or such later date as the Debtors and the Plan Sponsor shall unanimously agree to in writing.

         1.46 ELECTED NONQUALIFIED PIK/TERM DEBT shall have the meaning set forth in Section 5.2 of this Plan.

         1.47 ELECTING PIK/TERM LENDERS shall have the meaning set forth in
Section 5.2.1 of this Plan.

         1.48 EXCLUDED ASSETS means the assets or direct or indirect subsidiaries of the Parent and any other assets to be excluded from Reorganized Parent or any of its subsidiaries pursuant to the terms of the Investment Agreement or proceeds thereof.

         1.49 FINAL ORDER means an order or judgment, the operation or effect of which has not been stayed, reversed, modified, or amended and as to which order or judgment the time to appeal, petition for certiorari, or seek reargument, review or rehearing has expired and as to which no appeal, petition for certiorari or motion for reargument, review or rehearing was timely filed or, if timely filed, the order or judgment has been affirmed by the highest court to which the order or judgment was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, and the time to file any further appeal or petition for certiorari or to seek further reargument or rehearing has expired.

         1.50 FOOTHILL means Wells Fargo Foothill, Inc. (f/k/a Foothill Capital Corporation).

         1.51 IMPAIRED means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Code Section 1124.

         1.52 INSURED CLAIM means any Claim arising from an incident or occurrence to the extent covered under one or more insurance policies of any of the Debtors or reinsurance policies related thereto.

         1.53 INTEREST means an equity interest in any of the Debtors.

         1.54 INTERESTHOLDER means the holder of an Interest.

         1.55 INVESTMENT AGREEMENT means that certain Investment Agreement dated as of July 29, 2003, by and among High River Limited Partnership, Philip Services Corporation and certain subsidiaries thereof, as amended, attached as
Exhibit 1 hereto, as it may be further amended from time to time.

         1.56 LIEN means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.57 LIQUIDATING TRUST means the liquidating trust established pursuant to Section 8.12 of the Plan.

         1.58 LIQUIDATING TRUST AGREEMENT means an agreement to be prepared by the Committee and which shall be reasonably acceptable to the Debtors and the Plan Sponsor to form the Liquidating Trust and set forth its operations and powers and shall be filed as a Plan Supplement.

         1.59 LIQUIDATING TRUSTEE means the trustee of the Liquidating Trust.

         1.60 MANAGEMENT INCENTIVE PLAN means the Reorganized Parent Management Incentive Plan adopted as of the Effective Date by Reorganized Parent pursuant to the Investment Agreement, which may be filed as part of a Plan Supplement.

         1.61 MISCELLANEOUS SECURED CLAIMS means a Secured Claim other than a Secured Claim which is held by the holder of a Class 1 or Class 2 Claim under this Plan.

         1.62 NEW COMMON STOCK means the newly-issued shares of common stock of Reorganized Parent.

         1.63 NEW EXIT FINANCING FACILITY means an exit financing facility in the amount of $150 million to be provided by the Plan Sponsor and the Participating Qualified PIK/Term Lenders, if any, on terms reasonably acceptable to the agent, if any, for such lenders, the Plan Sponsor and the Debtors.

         1.64 NEW INVESTMENT shall have the meaning set forth in Section 9.1.

         1.65 NEW INVESTMENT UNITS means a unit consisting of one share of New Common Stock and the participation in the New Exit Financing Facility calculated in accordance with the Investment Agreement.

         1.66 NEW PIK/TERM NOTE(S) means one or more subordinated junior secured 7-year PIK note(s) with an interest rate equal to the applicable federal rate for medium term obligations as of the Effective Date in an aggregate principal amount not to exceed $30,000,000 without the consent of the Plan Sponsor in its sole discretion, the form of which is to be included in a Plan Supplement.

         1.67 NEW PIK/TERM SHARES means shares of New Common Stock representing 75% of the outstanding shares of New Common Stock as of the Effective Date (exclusive of shares that may be issued pursuant to the Management Incentive Plan) to be issued to PIK/Term Lenders pursuant to this Plan.

         1.68 PARENT means Philip Services Corporation.

         1.69 PARTICIPATING QUALIFIED PIK/TERM LENDERS means the Qualified PIK/Term Lenders that elect to participate in the Reorganized PSC Offering.

         1.70 PERSON means an individual, partnership, corporation, joint venture, unincorporated association or organization, estate, trust or governmental unit.

         1.71 PETITION DATE means June 2, 2003.

         1.72 PIK/TERM AGENT means CIBC as administrative agent for the PIK/Term Lenders or any successor thereto.

         1.73 PIK/TERM CLAIMS means Claims made by PIK/Term Lenders.

         1.74 PIK/TERM CREDIT AGREEMENT means that certain Credit Agreement, dated as of March 31, 2000, by and among Philip Services Corporation, the PIK/Term Agent and certain lenders, as amended, modified and supplemented from time to time.

         1.75 PIK/TERM DEBT means all Indebtedness (as defined in the PIK/Term Credit Agreement) or Obligations (as defined in the PIK/Term Credit Agreement) as of the Petition Date, including all fees, costs, interests and expenses through the Petition Date.

         1.76 PIK/TERM LENDERS means the lenders from time to time party to the PIK/Term Credit Agreement.

         1.77 PIK/TERM SPECIAL CASH DISTRIBUTION means a fund of $10.7 million of cash provided by the Plan Sponsor for distribution Pro Rata to all holders of all PIK/Term Debt on or about the Effective Date.

         1.78 PLAN means this Second Amended and Restated Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, as the same may be amended from time to time pursuant to the Plan's terms, the Code or the Bankruptcy Rules and, as applicable, exhibits and schedules referenced therein, whether on file with this document or filed prior to the Confirmation Hearing Date.

         1.79 PLAN SPONSOR means High River Limited Partnership, a Delaware limited partnership or one or more of its Affiliates as designated in the Plan Supplement.

         1.80 PLAN SPONSOR RELATED PARTIES shall have the meaning set forth in
Section 8.9 of the Plan.

         1.81 PLAN SUPPLEMENT means one or more supplements to the Plan containing documents contemplated to implement the Plan and/or the Investment Agreement. Any Plan Supplement shall be in form and substance acceptable to the Plan Sponsor.

         1.82 POSTPETITION SENIOR LENDER means Meadow Walk Limited Partnership, an Affiliate of the Plan Sponsor, together with its successors and assigns.

         1.83 PREPETITION SENIOR AGENT means Foothill, as Agent for the Prepetition Senior Debt.

         1.84 PREPETITION SENIOR DEBT means (a) all indebtedness or Prepetition Senior Obligations (as that term is defined in the DIP Financing Order) under the Prepetition Senior Documents as of the Filing Date, including all fees, costs, interest and expenses, plus (b) all Allowable Section 506(b) Amounts.

         1.85 PREPETITION SENIOR DOCUMENTS means the Prepetition Senior Loan Agreement and the Loan Documents (as that term is defined in the Prepetition Senior Loan Agreement).

         1.86 PREPETITION SENIOR LENDERS means the lenders party to the Prepetition Senior Loan Agreement on the Effective Date.

         1.87 PREPETITION SENIOR LOAN AGREEMENT means that certain Loan Agreement, dated as of March 31, 2000, by and among the Debtors, the Prepetition Senior Lenders and the Prepetition Senior Agent, as amended, modified and supplemented from time to time.

         1.88 PRIORITY TAX CLAIM means a Claim asserted by a governmental unit entitled to priority under Code Section 507(a)(8).

         1.89 PROFESSIONALS means any Court-approved professional Person employed by the applicable entity in these Cases at any time before Confirmation.

         1.90 PRO RATA means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class or Subclass bears to the aggregate amount of all Allowed Claims or Allowed Interests in such Class or Subclass (including any Contested Claim Reserve) or, where applicable, Classes (with respect to Avoidance Action Recoveries).

         1.91 QUALIFIED PIK/TERM LENDER means any PIK/Term Lender that votes to accept the Plan and is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

         1.92 REGISTRATION RIGHTS AGREEMENT means the registration rights agreement relating to the New Common Stock distributed pursuant to the Plan, which may be entered into as of the Effective Date by Reorganized Parent for the benefit of certain holders of New Common Stock, which agreement may be set forth in the Plan Supplement.

         1.93 REMAINING SUBCLASS 1A NOTE means a promissory note with the material terms set forth in Section 5.1.1 of the Plan and having other commercially reasonable and customary terms, in form reasonably satisfactory to the holders of Subclass 1A Claims and in substantially the form set forth in a Plan Supplement.

         1.94 REORGANIZED PARENT means Parent as reorganized pursuant to this Plan.

         1.95 REORGANIZED PSC means the applicable Debtors as reorganized pursuant to this Plan. It is contemplated that the assets of RMF Industrial Contracting, Inc., Delta Maintenance, Inc., Total Refractory Systems, Inc. and perhaps other Debtors and /or certain direct or indirect non-debtor affiliates excluded from Reorganized PSC pursuant to the Investment Agreement or otherwise will be sold, wound down or treated otherwise, and will not become part of Reorganized PSC, but any proceeds from such sale shall be used first to fund distributions under this Plan and thereafter shall inure to the benefit of Reorganized PSC.

         1.96 REORGANIZED PSC OFFERING means the offering of New Investment Units by Reorganized Parent solely to Qualified PIK/Term Lenders, as more fully described in Article 9 of this Plan.

         1.97 RESTATED BY-LAWS has the meaning set forth in Section 8.3.

         1.98 RESTATED CHARTER has the meaning set forth in Section 8.3.

         1.99 SECURED CLAIM means a secured Claim within the meaning of Code
Section 506(a) and shall not include any Deficiency Amount.

         1.100 SECURED TAX CLAIM means a Secured Claim asserted by a governmental unit for unpaid taxes.

         1.101 SPECIAL UNSECURED DISTRIBUTION FUND means a fund of $3.6 million to be provided by the Plan Sponsor and distributed in accordance with this Plan, subject to a dollar-for-dollar reduction on account of a Pro Rata distribution to unsecured creditors of the Canadian Subsidiaries.

         1.102 SUBCLASS means a subclass of any Class as designated in Article 3 of the Plan.

         1.103 SUBSCRIPTION means a Qualified PIK/Term Lender's subscription for New Investment Units pursuant to the Reorganized PSC Offering.

         1.104 SUBSCRIPTION AGENT means the Person engaged by Debtors to conduct the Reorganized PSC Offering.

         1.105 SUBSCRIPTION AGREEMENT means the agreement to be executed by the Participating Qualified PIK/Term Lenders pursuant to which such Lenders may subscribe for the purchase of New Investment Units pursuant to the Reorganized PSC Offering, which agreement shall be in substantially the same form as the one to be contained in the Plan Supplement.

         1.106 SUBSCRIPTION COMMENCEMENT DATE means October 20, 2003.

         1.107 SUBSCRIPTION COMMITMENT means the binding commitment of a Participating Qualified PIK/Term Lender to acquire New Investment Units pursuant to the Reorganized PSC Offering.

         1.108 SUBSCRIPTION EXPIRATION DATE means the Ballot Date.

         1.109 SUBSCRIPTION PRICE means the price to be paid for New Investment Units pursuant to the Reorganized PSC Offering.

         1.110 SUBSCRIPTION PRICE DEPOSIT has the meaning set forth in Section
9.7 of the Plan.

         1.111 TAX CODE means the Internal Revenue Code of 1986, as amended.

         1.112 UNIMPAIRED means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of Section 1124 of the Code.

         1.113 UNSECURED CLAIM means a Claim other than a Secured Claim, an Administrative Expense Claim or a Priority Tax Claim. Unsecured Claim also includes any Claim for a Deficiency Amount other than any deficiency amount held by the PIK/Term Lenders.

         1.114 WILMINGTON means Wilmington Trust Company, as trustee.

         1.115 3% NOTE means those 3% convertible subordinated notes due April 15, 2020, issued by Parent to Wilmington pursuant to that certain Indenture dated as of April 7, 2000 by and between Parent and Wilmington in the principal amount of $18,000,000.

         1.116 6% NOTE means those 6% subordinated notes due April 15, 2010, issued by Parent to Wilmington pursuant to that certain Indenture dated as of April 7, 2000 by and between Parent and Wilmington in the principal amount of $64,507,987.

         1.117 INTERPRETATION. Any term not defined herein has the meaning ascribed to it in the Code or the Bankruptcy Rules. The exhibits attached to this Plan are incorporated into and are part of this Plan as if fully set forth in this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. The words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation". Except as otherwise expressly agreed or consented to by the Plan Sponsor, in the event of any conflict between this Plan and the Investment Agreement (attached hereto as Exhibit 1), the terms of the Investment Agreement shall govern.

                                    ARTICLE 2

            PROVISIONS FOR THE ALLOWANCE AND PAYMENT OF UNCLASSIFIED CLAIMS -- ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

         2.1 ADMINISTRATIVE EXPENSES. Each holder of an Allowed Administrative Expense Claim (including the DIP Financing Facility and cure costs on Assumed Contracts and Leases) shall be paid in respect of such Claim in Cash, in full, on the Effective Date, or, if such Claim has not been Allowed on or before the Effective Date, promptly after the allowance of the Claim by a Final Order or as otherwise due by agreement of the parties; provided, however, that such Claim may be satisfied on such other terms as may be agreed by the holder of such Claim and the applicable Debtor. Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid in accordance with the agreed terms between the parties. On the Effective Date, all of the obligations of the Debtors to the Postpetition Senior Lenders under or in respect of the DIP Financing Facility and the DIP

Financing Order shall be Indefeasibly Satisfied (as defined in the DIP Financing Order) in full and the commitments under the DIP Financing Facility shall be terminated; provided that any winddown budget for the estates has been funded or otherwise provided for in a manner and amount acceptable to the Plan Sponsor in its reasonable discretion, and, further provided that concurrently with, and as a condition precedent to, the repayment of all of the obligations of the Debtors to the Postpetition Senior Lenders under or in respect of the DIP Financing Facility and the DIP Financing Order, the Debtors will satisfy all payments to holders of Subclass 1A and Subclass 1B Claims as provided in Section 5.1 of this Plan, except as to the remaining $3 million note set forth in Section 5.1.1 of this Plan.

                  2.1.1 BAR DATE FOR REQUESTS FOR PAYMENT OF AN ADMINISTRATIVE EXPENSE. All requests for payment of an Administrative Expense Claim not covered by previous bar dates, except for Professionals' requests for compensation and post-petition extensions of trade credit for goods or services and quarterly U.S. Trustee fees, shall be filed with the Court no later than thirty (30) days after the Effective Date or be forever barred. Within five (5) days after the Effective Date, Debtors shall serve notice of such Administrative Expense bar date on all known parties asserting Administrative Expense Claims except for Professionals. A bar date for Professionals' requests for compensation shall be set in the Confirmation Order. Nothing herein shall be deemed to extend or modify the administrative bar date of November 14, 2003 for any such Claims accrued through September 30, 2003.

                  2.1.2 DEADLINE FOR OBJECTIONS. All objections to allowance of Administrative Expense Claims must be filed by any parties in interest within thirty (30) days after the Administrative Expense Claim bar date. If no objection to the applicable Administrative Expense Claim is filed on or before that date, such Administrative Expense Claim shall be deemed Allowed as of that date.

                  2.1.3 U.S. TRUSTEE FEES. The Debtors shall timely pay on the Effective Date all pre-confirmation fees owed to the Office of the U.S. Trustee pursuant to 28 U.S.C. Section 1930(a)(6). Reorganized Parent on behalf of the Debtors shall timely pay post-confirmation fees owed to the Office of the U.S. Trustee and assessed pursuant to 28 U.S.C.
         Section 1930(a)(6) until such time as the Court enters a final decree closing these Chapter 11 cases or enters an order either converting these cases to Chapter 7 or dismissing these cases. After confirmation, Reorganized Parent on or before the last day of the month after the end of each calendar quarter, shall file with the Bankruptcy Court and shall transmit to the Office of the U.S. Trustee a true and correct statement, in a format agreed to by the U.S. Trustee, of all disbursement made by each of the Debtors for each quarter or portion thereof that these Chapter 11 cases remain open.

         2.2 PRIORITY TAX CLAIMS. Any holder of an Allowed Priority Tax Claim shall receive at the Debtors' option (and with the consent of the Plan Sponsor)
(i) the amount of the Allowed Priority Tax Claim in one Cash payment on or immediately after the Effective Date or (ii) the amount of the Allowed Priority Tax Claim, with interest at a rate to be determined by the Court at the Confirmation Hearing, in equal annual Cash payments on each anniversary of the Effective Date, until the last anniversary of the Effective Date that precedes the sixth anniversary date of the date of assessment of the Allowed Priority Tax Claim. A Priority Tax Claim that is a

Contested Claim shall not receive any distribution on the Effective Date or thereafter unless and until such Claim becomes an Allowed Priority Tax Claim. Allowed Secured Claims for taxes will be satisfied first as non-classified Priority Tax Claims to the extent they qualify as Priority Tax Claims, but shall retain any collateral for such Claim until the Priority Tax Claim is paid in full. To the extent that some or all of an Allowed Secured Claim for taxes does not qualify as a Priority Tax Claim, but is a valid Allowed Secured Claim, it will be classified in Subclass 3A as a Secured Tax Claim.

                                    ARTICLE 3

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         3.1 CLASS 1 - ALLOWED PREPETITION SENIOR DEBT. Class 1 consists of Allowed Claims of the Prepetition Senior Lenders. There are 2 Subclasses of Class 1 Claims. Subclass 1A consists of Tranche A (as defined in the Prepetition Senior Loan Agreement) and Subclass 1B consists of Tranches B Prime and Sub-B (each as defined in the Prepetition Senior Loan Agreement). Class 1 Claims shall be Allowed in the aggregate amount of $131,832,843.16 owed as of the Petition Date plus Allowable Section 506(b) Amounts (as defined in the DIP Financing Order) through the Effective Date (less any payment of the same during the Cases). None of the Prepetition Senior Lenders or any collateral securing the Prepetition Senior Debt shall be charged for any costs or expenses in connection with the sale, transfer or other disposition of the Excluded Assets. None of the Prepetition Senior Lenders or any collateral securing the Prepetition Senior Debt shall be charged for any costs or expenses under Section 506(c) to the extent provided for in the cash collateral related portions of the DIP Financing Order.

         3.2 CLASS 2 - ALLOWED PIK/TERM DEBT. Class 2 consists of all Allowed Claims of the PIK/Term Lenders. Subclass 2A consists of the Secured Claims of the PIK/Term Lenders and Subclass 2B consists of the unsecured Deficiency Amount of such Claims. None of the PIK/Term Lenders or any collateral securing the PIK/Term Senior Debt shall be charged for any costs or expenses under Section 506(c) to the extent provided for in the cash collateral related portions of the DIP Financing Order. Both Subclasses shall receive the combined treatment set forth in Section 5.2 of this Plan.

         3.3 CLASS 3 - ALLOWED MISCELLANEOUS SECURED CLAIMS. Class 3 consists of the following Allowed Miscellaneous Secured Claims. Each such Claim shall be its own Subclass. The known Subclasses are as follows:

                  3.3.1 SECURED TAX CLAIMS. To the extent that Secured Tax Claims are also Priority Tax Claims, they shall be paid as Priority Tax Claims but shall retain their collateral in its existing priority until paid in full. To the extent a Secured Tax Claim is not a Priority Tax Claim, it shall be paid in full on the later of the Effective Date or when Allowed unless the applicable Debtor elects to propose to pay that Claim over time on a secured basis pursuant to a separate motion filed with the Court.

                  3.3.2 OTHER SECURED CLAIMS. Other Miscellaneous Secured Claims against Debtors may exist and, if so, each will be its own Subclass of Class 3, to the extent not previously paid pursuant to any Final Order of this Court.

         3.4 CLASS 4 - ALLOWED GENERAL UNSECURED CLAIMS. Class 4 consists of all Unsecured, non-priority Claims (including Deficiency Amounts other than any Deficiency Amount of the PIK/Term Lenders and Convenience Class Claims) against any of the Debtors other than the Parent.

         3.5 CLASS 5 - ALLOWED INSURED CLAIMS. Class 5 consists of all Insured Claims against any of the Debtors.

         3.6 CLASS 6 - ALLOWED CONVENIENCE CLASS CLAIMS. Class 6 consists of all Convenience Class Claims against any of the Debtors other than Parent.

         3.7 CLASS 7 - ALLOWED NON-TAX PRIORITY CLAIMS. Class 7 consists of all employee claims entitled to priority or other non-tax priority Claims.

         3.8 CLASS 8 - ALLOWED PARENT UNSECURED CLAIMS. Class 8 consists of the Claims of the holders of unsecured subordinated 3% Notes and 6% Notes and all other Unsecured Claims against Parent.

         3.9 CLASS 9 - ALLOWED PENALTY CLAIMS. Class 9 consists of any Claims for penalties or similar amounts except to the extent that the Court determines that subordination and separate classification of the applicable penalty Claim is not appropriate, in which case such Claim shall be treated as determined by the Court.

         3.10 CLASS 10 - ALLOWED INTERESTS. Class 10 consists of Allowed Interests in the applicable estate. Each such Allowed Interest shall be its own Subclass. The known Subclasses are as follows:

                  3.9.1. SUBCLASS 10A - ALLOWED INTERESTS IN PARENT. Subclass 10A consists of Allowed Interests in the Parent.

                  3.9.2 OTHER SUBCLASSES - ALLOWED INTERESTS IN DEBTORS OTHER THAN PARENT. The equity interests in each of the Debtors other than the Parent shall each be an additional Subclass.

                                    ARTICLE 4

                       IDENTIFICATION OF IMPAIRED CLASSES
                             OF CLAIMS AND INTERESTS

         4.1 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Subclass 1A and Classes 2, 3, 4, 5, 6, 8, 9 and 10 and applicable subclasses therein are Impaired under this Plan.

         4.2 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Subclass 1B and Class 7 are not Impaired under this Plan.

                                    ARTICLE 5

                           PROVISIONS FOR TREATMENT OF
                         CLASSIFIED CLAIMS AND INTERESTS

5.1      CLASS 1 - ALLOWED SENIOR DEBT.(1)

         5.1.1 SUBCLASS 1A - ALLOWED TRANCHE A CLAIMS. Subclass 1A is Impaired. Subclass 1A will be paid in full in Cash on the Effective Date (but in no event later than December 31, 2003 unless extended with the written consent of Foothill and the Required Lenders) or, with respect to letter of credit obligations, will be provided cash collateral equal to 105% of the aggregate face amounts of such letters of credit, and/or replacement or back-up letters of credit from a domestic, national bank with a rating at or above A- from Standard and Poors, at 100% of the aggregate face amount of such letters of credit and otherwise in form and substance reasonably acceptable to Foothill; provided, however, that $3 million of such Subclass 1A Claims shall be allowed as of the Effective Date but shall be paid in 12 equal monthly installments after the Effective Date and shall be evidenced by the Remaining Subclass 1A Note. Compound interest shall be paid in Cash on the Remaining Subclass 1A Note at the rate of 6% per annum and payment-in-kind interest shall accrue at the rate of 4% per annum on the last Business Day of each month until the principal amount is satisfied in full. The payment-in-kind interest shall be paid on the first anniversary of the Effective Date, may be pre-paid in whole or in part at any time before then in Cash at the sole option of Reorganized PSC, and shall be waived if the Remaining Subclass 1A Note is prepaid in full by the earlier to occur of the 90th day after the Effective Date or March 15, 2004. The principal on the Remaining Subclass 1A Note may be prepaid in whole but not in part. Such treatment shall not be deemed a reduction of Tranche A Letter of Credit Usage and such Obligations shall not be discharged or otherwise affected by the Plan, provided that only the portion of the remaining Obligations (as defined under the Prepetition Senior Documents) that consists of the Obligations under the Remaining Subclass 1A Note, the letter of credit fees and indemnification obligations in respect of Tranche A Letters of Credit shall remain secured by Reorganized PSC under the Prepetition Senior Documents with the same priority and rights of the Tranche A Obligations under the Prepetition Senior Debt and shall be entitled to the benefits of intercreditor agreements binding the New PIK/Term Notes on terms and conditions reasonably acceptable to Foothill. At the election of the Plan Sponsor, the whole Remaining Subclass 1A Note may be allocated to the portion of the Subclass 1A Claims held by Foothill and its Affiliates and in such event, the remainder of Subclass 1A shall be deemed Unimpaired for purposes of this Plan.

         5.1.2 SUBCLASS 1B - ALLOWED TRANCHE B CLAIMS. Subclass 1B is Unimpaired. All funded obligations under Subclass 1B shall be paid in full in Cash on the Effective Date and with respect to letter of credit obligations, will be provided cash collateral equal to 105% of the aggregate face amounts of such letters of credit, and/or replacement or back-up letters of credit from a domestic, national bank with a rating at or above A- from

-----------
(1) Any terms used in Articles 5.1.1 and 5.1.2 that are not otherwise defined herein shall have the meaning given to them in the Prepetition Senior Documents.

         Standard and Poors, at 100% of the aggregate face amount of such letters of credit and otherwise in form and substance reasonably acceptable to Foothill. Such treatment shall not be deemed a reduction of Tranche Sub-B Letter of Credit Usage and such Obligations shall not be discharged or otherwise affected by the Plan, provided that only the portion of the remaining Obligations (as defined under the Prepetition Senior Documents) that consists of Letter of Credit fees and indemnification obligations in respect of Tranche Sub-B Letters of Credit shall remain secured by Reorganized PSC under the Prepetition Senior Documents with the same priority and rights of the Tranche Sub-B Obligations under the Prepetition Senior Debt and shall be entitled to the benefits of intercreditor agreements binding the New PIK/Term Notes on terms and conditions reasonably acceptable to Foothill.

         5.2 CLASS 2 - ALLOWED PIK/TERM CLAIMS. Class 2 is Impaired. Each of the PIK/Term Lenders, as the consolidated treatment of its Subclass 2A and Subclass 2B Claims, may, as to its portion of the PIK/Term Debt, elect, on or before the Ballot Date, to receive: (a) a pro rata share of the New PIK/Term Shares, representing in the aggregate 75% of the outstanding shares of New Common Stock of Reorganized Parent as of the Effective Date (exclusive of shares of New Common Stock that may be issued pursuant to the Management Incentive Plan); (b) a Pro Rata share of the New PIK/Term Note(s) or (c) a combination of New PIK Term Shares and New PIK/Term Note(s) based upon the portion of the PIK/Term Debt elected by the PIK/Term Lender to be converted into each. Notwithstanding the foregoing, if one or more PIK/Term Lenders elect to receive New PIK/Term Shares in exchange for PIK/Term Debt that does not constitute "qualified indebtedness" within the meaning of Section 382(l)(5) of the Code as determined by the Parent based on its available information ("Elected Nonqualified PIK/Term Debt"), and the issuance of the New PIK/Term Shares to the PIK/Term Lenders would fail to qualify under Section 382(l)(5) of the Tax Code taking into account all transactions under the Plan, each such PIK/Term Lender shall be required to exchange all or a portion of such Elected Nonqualified PIK/Term Debt for a Pro Rata share of the New PIK/Term Note(s) in an amount equal to the product of (i) the aggregate amount of such Elected Nonqualified PIK/Term Debt that must be exchanged for New PIK/Term Notes(s) in order for the issuance of New PIK/Term Shares to PIK/Term Lenders to qualify under Section 382(l)(5) of the Tax Code as determined by the Parent times (ii) the proportion of Elected Nonqualified PIK/Term Debt held by each such Lender bears to the aggregate amount of the Elected Nonqualified PIK/Term Debt held by all PIK/Term Lenders. The Plan Sponsor shall provide such information as to it and its Affiliates and assistance to the Parent as is necessary to determine the amount of Elected Nonqualified PIK/Term Debt. Qualified PIK/Term Lenders shall have the additional right to purchase up to their Pro Rata share of the New Investment Units as more fully set forth in Article 9 of this Plan.

         Each of the PIK/Term Lenders shall receive their Pro Rata share of the PIK/Term Special Cash Distribution. Each of the PIK/Term Lenders shall receive other benefits related to net recoveries from the Alstom Litigation as specifically set forth in the Investment Agreement.

                  5.2.1 ALLOCATION OF NEW PIK/TERM SHARES. The New PIK/Term Shares shall be allocated Pro Rata among the PIK/Term Lenders that have elected to receive New PIK/Term Shares ("Electing PIK/Term Lenders"), based upon the ratio of the principal amount of the PIK/Term Claims designated by each such Electing PIK/Term Lender to the aggregate principal amount of the PIK/Term Claims designated by all such Electing PIK/Term Lenders.

                  5.2.2 ALLOCATION OF NEW PIK/TERM NOTES. Each PIK/Term Lender that does not elect to receive the New PIK/Term Shares shall receive a Pro Rata share of the New PIK/Term Notes in proportion to the principal amount of the PIK/Term Claims held by each such non-electing PIK/Term Lender to the aggregate principal amount of the PIK/Term Claims held by all of the PIK/Term Lenders. Any PIK/Term Claims that are not designated to participate in the New PIK/Term Share distribution by an Electing PIK/Term Lender shall be treated as held by a non-electing PIK/Term Lender. The principal amount of the New PIK/Term Notes to be issued to a non-electing PIK/Term Lender shall be determined by multiplying $30 million by a quotient equal to the pre-petition amount of the PIK/Term Claim held by such non-electing PIK/Term Lender divided by the total amount of principal due under all of the PIK/Term Claims. The aggregate principal amount of all New PIK/Term Notes shall not exceed $30 million. If one or more of the PIK/Term Lenders purport to exercise an election under Section 1111(b) of the Bankruptcy Code and the Court determines that such exercise is proper and valid, which Debtors and the Plan Sponsor dispute, then the Debtors with the consent of the Plan Sponsor reserve the right, but are under no obligation to, issue New PIK/Term Notes on terms which satisfies such election.

         In addition to the distributions above, holders of Subclass 2B Claims shall be entitled to receive from the Liquidating Trust, after fees (including contingency fees) and costs of the Liquidating Trust, (i) their Pro Rata share based on total Claim amounts along with Class 4 of any Avoidance Action Recoveries in an estate other than the Parent's estate and (ii) shall be entitled to receive their Pro Rata share based on total Claim amounts with Class 7 if there are any Avoidance Action Recoveries in the Parent estate.

         5.3 CLASS 3 - ALLOWED MISCELLANEOUS SECURED CLAIMS. Class 3 is Impaired. Class 3 Claims consist of all Allowed Secured Claims, if any, held by Persons other than Classes 1 and 2 under this Plan.

                  5.3.1 SUBCLASS 3A - SECURED TAX CLAIMS. At the applicable Debtor's option (and with the consent of the Plan Sponsor), a Secured Tax Claim holder will either (i) receive a payment equal to 100% of its Allowed Secured Claim in Subclass 3A, on or immediately after the Effective Date, with such interest as may be properly allowed under applicable bankruptcy and non-bankruptcy law, in which case the applicable Debtor shall receive the collateral securing the Claim free and clear of any Liens thereon or Claims thereon, or (ii) have its collateral returned. The Debtors reserve their respective rights to seek approval of any settlement with any holder of a Secured Tax Claim prior to Confirmation of this Plan.

                  5.3.2 OTHER SECURED CLAIMS. At the applicable Debtor's option (and with the consent of the Plan Sponsor), on the later of (i) the Effective Date or (ii) the date its Contested Claim is Allowed as a Secured Claim by a Final Order, a holder of Secured Claim in a Subclass of an Allowed Secured Claim not treated under Class 3A will either (i) receive the indubitable equivalent of its collateral as determined by the Bankruptcy

         Court in cash or a note secured by its collateral or (ii) have its collateral returned to it. Any Deficiency Amount in respect of a Subclass of an Allowed Secured Claim will be treated as part of Class 4 below. This election on which treatment option the applicable Debtor will use to treat the miscellaneous secured claim will be made by the later of (i) the Effective Date or (ii) when the Claim is Allowed as a Secured Claim by a Final Order. The Allowed Secured Claim may include such interest, attorneys' fees and other charges as may be permitted under Section 506 of the Bankruptcy Code and other applicable law .

         5.4 CLASS 4 - ALLOWED GENERAL UNSECURED CLAIMS. Class 4 is Impaired. Subject to Confirmation of this Plan in its current form (unless changes are consented to by the Plan Sponsor in its sole discretion) and the occurrence of the Effective Date with respect thereto, Class 4 Claims will be paid a Pro Rata share of the Special Unsecured Distribution Fund in Cash from the Plan Sponsor. The Special Unsecured Distribution Fund would be funded by the Plan Sponsor from funds which would otherwise be payable to the Plan Sponsor or its affiliates on account of their Class 1B or Class 2 Claims. In addition to the distributions above, holders of Class 4 Claims shall be entitled to receive from the Liquidating Trust, after fees (including contingency fees) and costs of the Liquidating Trust, their Pro Rata share based on total Claim amounts along with Class 2B of any Avoidance Action Recoveries in an estate other than the Parent's estate. In calculating the Pro Rata share, the obligations to unsecured creditors of the Canadian Subsidiaries shall be included in the calculation.

         5.5 CLASS 5 - ALLOWED INSURED CLAIMS. Class 5 is Impaired. Class 5 Claims shall be paid first from available insurance proceeds and any unpaid amounts thereafter will be treated as part of Class 4.

         5.6 CLASS 6 - ALLOWED CONVENIENCE CLASS CLAIMS. Class 6 is Impaired. Subject to Confirmation of this Plan, the occurrence of the Effective Date with respect thereto and the Plan Sponsor's receipt of any and all of the benefits set forth herein, Class 6 Claims shall be paid their Pro Rata share along with other Class 6 creditors from a pool of $200,000 on account of their Allowed Unsecured Claim within the convenience class promptly after the later of (i) the Effective Date or (ii) their Claim becoming Allowed in a Final Order.

         5.7 CLASS 7 - ALLOWED PRIORITY NON-TAX CLAIMS. Class 7 is Unimpaired. Class 7 Claims will be paid in full on the earlier on or promptly after (i) the Effective Date and (ii) when such Claim is Allowed.

         5.8 CLASS 8 - ALLOWED PARENT SUBORDINATED DEBT AND OTHER UNSECURED CLAIMS AGAINST PARENT. Class 8 is Impaired. Class 8 Claims will receive from the Liquidating Trust after fees (including contingency fees) and costs of the Liquidating Trust, their Pro Rata share based on total Claim amounts along with Classes 2B of any Avoidance Action Recoveries in the Parent's estate.

         5.9 CLASS 9 - ALLOWED PENALTY CLAIMS. Class 9 is Impaired. Class 9 Claims will receive nothing under the Plan.

         5.10 CLASS 10 - ALLOWED INTERESTS. Class 10 is Impaired. Class 10 consists of Allowed Interests in the applicable estate. Each such Allowed Interest shall be its own Subclass as listed below. There will be no distribution to Class 10 Interests.

                  5.10.1 SUBCLASS 10A - INTERESTS IN PARENT. There will be no distribution to Subclass 10A and such interests shall be deemed extinguished on the Effective Date.

                  5.10.2 OTHER SUBCLASSES - INTEREST IN DEBTORS, OTHER THAN PARENT. There also will be no distribution to Subclasses of Interests in Debtors other than Parent; provided, however, that Reorganized PSC may preserve, restructure or merge any such subsidiary Debtor(s) after the Effective Date if it elects to do so and their shares or other equity interests held by Parent, any other Debtor or Reorganized PSC shall be preserved and considered to be outstanding and existing for all purposes other than distributions under this Plan.

                                    ARTICLE 6

                         ACCEPTANCE OR REJECTION OF PLAN
                            AND ELECTIONS ON BALLOTS

         6.1 CLASSES ENTITLED TO VOTE. Each Impaired Class and Subclass shall be entitled to vote separately to accept or reject this Plan (except as noted in Section 6.2 below). Any Unimpaired Class of Claims shall not be entitled to vote to accept or reject this Plan. Under Section 1126(f) of the Code, such Claim holders are conclusively presumed to accept the Plan.

         6.2 CLASSES OF CLAIMS AND INTERESTS DEEMED TO REJECT THIS PLAN. Any Claims in Class 9 and Allowed Interests in all Subclasses of Class 10 are Impaired and shall not receive or retain any property under this Plan. Under
Section 1126(g) of the Code, the holder of such a Claim or Interest is conclusively presumed to reject this Plan, and the vote of such holder will not be solicited.

         6.3 ACCEPTANCE BY AN IMPAIRED CLASS. In accordance with Section 1126(c) of the Code and except as provided in Section 1126(e) of the Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

                                    ARTICLE 7

                               PLAN DISTRIBUTIONS

         7.1 TIMING OF CASH PAYMENTS. The applicable Debtor or Debtors (or Reorganized PSC on their behalf) shall make the following payments:

                  7.1.1 Cash to holders of Allowed Administrative Expense Claims which the Debtors elect to pay in accordance with Article 2 of the Plan on or immediately after the Effective Date (or, if later, when such Claims become Allowed).

                  7.1.2 Cash to holders of Allowed Priority Non-Tax Claims and Allowed Priority Tax Claims which Debtors elect to pay in Cash in accordance with Article 2 of the Plan on or immediately after the Effective Date (or, if later, when such Claims become Allowed).

                  7.1.3 Cash to Subclasses 1A and 1B calculated in accordance with Article 2 of the Plan on the Effective Date, other than the Remaining Subclass 1A Note, which shall be paid in accordance with its terms.

                  7.1.4 Cash in an amount sufficient to satisfy the DIP Financing Facility in accordance with Article 2 of the Plan on the Effective Date.

                  7.1.5. Cash in an amount sufficient to pay holders of Class 3 Miscellaneous Secured Claims which the applicable Debtor elects to pay in Cash on or promptly after the Effective Date.

                  7.1.6 The PIK/Term Special Cash Distribution shall be paid on the Effective Date to the holders of Class 2 Claims; provided, however, that the Plan Sponsor is not required to actually distribute the portion of the PIK/Term Special Cash Distribution to those PIK/Term Lenders who are Affiliates of the Plan Sponsor if the Plan Sponsor in its sole discretion elects not to do so, but such election shall in no event increase the portion payable to PIK/Term Lenders who are not Affiliates of the Plan Sponsor.

                  7.1.7 Cash, if any, for distribution to an escrow agent for the benefit of holders of Class 4 Claims in accordance with Article 2 of the Plan on or immediately after the Effective Date. Quarterly distributions shall be made thereafter to holders of Allowed Class 4 Claims subject to a Contested Claims Reserve.

         7.2 NEW PIK/TERM NOTE(s) OR NEW PIK/TERM SHARES. The New PIK/Term Note(s) and New PIK/Term Shares, as applicable, shall be distributed to Class 2 Creditors as soon as practicable after the Effective Date.

         7.3 CONTESTED CLAIMS. The Confirmation Order will contain a mechanism to reserve or otherwise provide for any Contested Claims as of the Confirmation Hearing Date, which mechanism is expected to provide that funds shall be reserved based on the full amount of asserted Contested Claims compared to Allowed Claims unless the Bankruptcy Court, upon notice and a hearing to holders of Contested Claims, determines that a lesser reserve is appropriate.

         7.4 MEANS OF CASH PAYMENT. Cash distributions made pursuant to this Plan shall be in United States funds, by check drawn on a domestic bank, or, if the Debtors so elect in their sole discretion for distributions to certain large claimants, by wire transfer from a domestic bank. Cash distributions by check shall be mailed to each Creditor entitled to such distributions under this Plan at the addresses set forth on the Creditor's proof of claim, or, if no proof of claim was filed, shall be mailed to the Creditor's last known address contained in the records of the applicable Debtor. If any Creditor's distribution is returned as undeliverable, no further distributions to such Creditor shall be made unless and until the applicable Debtor is notified of such Creditor's then current address, at which time all missed distributions shall be made to such holder without interest. No Cash distribution need be made if the distribution would be less than $10.00.

         7.5 TIME BAR TO CASH PAYMENTS. Checks issued by the applicable Debtor with respect to Claims or Interests shall be null and void if not cashed within one-hundred fifty (150) days of the date of issuance thereof.

                  7.5.1 Requests for reissuance of any check must be made directly to the applicable Debtor in dissolution (or any Disbursing Agent or liquidating trust established in the Confirmation Order) by the holder of the Allowed Claim or Interest with respect to which the check originally was issued.

                  7.5.2 Any Claim in respect of such a null and void check shall be made on or before one-hundred fifty (150) days after the date of issuance of the check, after which time all Claims in respect of such null and void checks shall be forever barred, and the funds shall be distributed to Reorganized PSC.

         7.6 RECORD DATE. The record date for purposes of distributions under this Plan shall be the close of business on the Confirmation Date. The Debtors will rely on the register of proofs of claim filed in the Cases and their stock records to identify holders of Claims and Interests except to the extent a notice of transfer of Claim or Interest has been filed with the Court prior to the Confirmation Date pursuant to Bankruptcy Rule 3001 or the applicable Debtor has actual notice of a permitted post-confirmation transfer.

                                    ARTICLE 8

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         8.1 INVESTMENT AGREEMENT. The Debtors shall close the transactions as contemplated in the Investment Agreement. The Debtors propose that the Confirmation Order contain a finding that the Plan Sponsor is a good faith acquirer who is taking free and clear of Claims, Interests, and Liens, including, without limitation, successor liability claims. The Plan Sponsor has proposed to donate the Special Unsecured Distribution Fund (to be reduced dollar-for-dollar to account for the pro rata share of such amount paid to the unsecured creditors of the Canadian Subsidiaries if the Canadian proceedings are approved) in Cash as a gift and settlement in favor of certain unsecured creditors. It will be payable from a portion of the distributions which otherwise would be made to the Plan Sponsor and its affiliates on account of their Class 1B and Class 2 Claims. The Debtors and the Plan Sponsor intend that the transactions contemplated by the Investment Agreement, assuming an ownership change of the Company, qualifies under Section 382(l)(5) of the Code.

         8.2 CONTINUATION OF OPERATIONS. On and after the Effective Date, Reorganized PSC shall continue to operate its business. All assets of the Debtors shall vest in Reorganized PSC on the Effective Date unless previously liquidated or sold or designated as Excluded Assets pursuant to the Investment Agreement.

         8.3 RESTATED CHARTER AND BY-LAWS. On or before the Effective Date, Reorganized PSC's corporate charter and by-laws shall be amended and restated to prohibit the issuance of non-voting equity security to the extent required by Code Section 1123(a)(6) and such other modifications as may be approved in the Confirmation Order ("Restated Charter" and "Restated By-Laws"). A form of Restated Charter and Restated By-Laws shall be filed as part of the Plan Supplement. Such documents will provide for a ratification and confirmation of indemnification rights of directors and officers of the Debtors and their affiliates who served post-petition and payment of premiums for reasonable director and officer insurance for such parties. On the Effective Date, Reorganized PSC may enter into a Registration Rights Agreement.

         8.4 BOARD OF DIRECTORS OF REORGANIZED PSC. The board of directors of Reorganized PSC shall be reconstituted on the Effective Date in a manner consistent with the Restated Charter and shall be initially composed of individuals to be proposed at least 10 days prior to the Confirmation Hearing and set forth in the Confirmation Order. Each director nominee shall be acceptable to the Plan Sponsor.

         8.5 VESTING OF ASSETS. As of the Effective Date, all property of the Debtors, other than the Excluded Assets, shall vest in Reorganized PSC free and clear of all Claims, Interests and Liens, including, without limitation, successor liability claims, except as expressly provided in this Plan.

         8.6 SUBSTANTIVE CONSOLIDATION FOR PLAN DISTRIBUTION PURPOSES ONLY. The Debtors' estates, other than the estate of the Parent, shall be deemed to be substantively consolidated solely for purposes of distributions under this Plan. The subsidiaries shall otherwise be deemed to exist for all other purposes.

         8.7 DISCHARGE AND INJUNCTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, RESTATED CHARTER, RESTATED BY-LAWS OR CONFIRMATION ORDER, CONFIRMATION OF THE PLAN SHALL OPERATE PURSUANT TO SECTION 1141(d)(1) OF THE CODE AS A DISCHARGE, EFFECTIVE AS OF THE CLOSE OF THE EFFECTIVE DATE, OF ANY AND ALL DEBTS AND LIABILITIES OF, AND ANY CLAIMS OR LIENS AGAINST AND INTERESTS IN, THE DEBTORS OR ANY OF THEIR ASSETS THAT EXISTED OR AROSE AT ANY TIME BEFORE CONFIRMATION. ON AND AFTER THE EFFECTIVE DATE, AS TO EVERY DISCHARGED DEBT, LIABILITY, CLAIM, INTEREST OR LIEN, THE CREDITOR OR OTHER HOLDER THAT HELD SUCH DEBT, LIABILITY, CLAIM, INTEREST OR LIEN SHALL BE PRECLUDED AND ENJOINED FROM ASSERTING OR PURSUING AGAINST (i) ANY DEBTOR FORMERLY OBLIGATED ON SUCH DEBT OR LIABILITY, OR WITH RESPECT TO SUCH LIEN, CLAIM OR INTEREST, (ii) SUCH DEBTOR'S ASSETS OR PROPERTIES, (iii) REORGANIZED PSC OR (iv) REORGANIZED PSC'S ASSETS OR PROPERTIES, THE CLAIM, LIEN OR INTEREST, OR ANY OTHER OR FURTHER CLAIM BASED ON ANY DOCUMENT, INSTRUMENT, ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE CONFIRMATION DATE. THERE IS NO DISCHARGE OF OBLIGATIONS WHICH ARE EXPRESSLY ASSUMED IN CONNECTION WITH THE PLAN, THE RESTATED CHARTER, RESTATED BY-LAWS OR CONFIRMATION ORDER. THIS DISCHARGE WILL NOT IMPAIR RIGHTS OF OFFSET TO THE EXTENT ENFORCEABLE UNDER APPLICABLE BANKRUPTCY AND NON-BANKRUPTCY LAW. IN ADDITION TO AND NOT IN LIMITATION OF THE FOREGOING, AT THE ELECTION OF THE PLAN SPONSOR, ANY AND ALL OF THE EXTANT INTERCOMPANY CLAIMS OR OBLIGATIONS AS OF THE EFFECTIVE DATE, INCLUDING THOSE INTERCOMPANY CLAIMS WITH RESPECT TO NON-DEBTOR SUBSIDIARIES, SHALL BE DISCHARGED OR RELEASED IN THEIR ENTIRETY.

         8.8 RELEASES. ON THE EFFECTIVE DATE, THE FOLLOWING INDIVIDUALS AND ENTITIES SHALL BE FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL CLAIMS, ACTIONS, SUITS, DEBTS, ACCOUNTS,

CAUSES OF ACTION, AGREEMENTS, PROMISES, DAMAGES, JUDGMENTS, DEMANDS AND LIABILITIES WHICH ANY OF THE DEBTORS OR CREDITORS OR OTHER PERSONS RECEIVING OR WHO ARE ENTITLED TO RECEIVE DISTRIBUTIONS UNDER THIS PLAN MAY HAVE AGAINST THEM IN ANY WAY RELATED TO THE DEBTORS (OR THEIR PREDECESSORS OR AFFILIATES) OR THESE
CASES: (i) ALL DIRECTORS, OFFICERS, ASSOCIATES, EMPLOYEES, MEMBERS, PARTNERS, PROFESSIONALS OR AGENTS OF THE DEBTORS WHO SERVED THE DEBTORS ON OR AFTER THE PETITION DATE, INCLUDING, WITHOUT LIMITATION, THOSE NAMED ON EXHIBIT VIII TO THE DISCLOSURE STATEMENT, (ii) THE PLAN SPONSOR AND ANY OF ITS AFFILIATES OR ASSOCIATES AND ALL DIRECTORS, OFFICERS, MANAGERS, PARTNERS, EMPLOYEES, PROFESSIONALS OR AGENTS OF THE PLAN SPONSOR OR SUCH AFFILIATES OR ASSOCIATES, AND (iii) EACH OF THE PREPETITION SENIOR LENDERS AND THE PREPETITION SENIOR AGENT AND THEIR AFFILIATES AND ASSOCIATES, INCLUDING CERBERUS, AND ALL DIRECTORS, OFFICERS, MANAGERS, PARTNERS, PROFESSIONALS OR AGENTS AS TO ALL POST-PETITION ACTIVITIES AND AS TO PRE-PETITION ACTIVITIES TO THE EXTENT SET FORTH IN THE DIP FINANCING ORDER, ALL OF THE FOREGOING (IN CLAUSES (i), (ii) AND/OR (iii)) IN ANY CAPACITY WHATSOEVER. FURTHER, ALL CLASS 4 CREDITORS WHO CONTINUE TO DO BUSINESS ON ACCEPTABLE TRADE CREDIT TERMS WITH REORGANIZED PSC, AND ALL OFFICERS, DIRECTORS AND EMPLOYEES OF REORGANIZED PSC, SHALL BE RELEASED FROM ANY AVOIDANCE ACTION AGAINST THEM.

         THE RELEASES SHALL NOT BE DEEMED TO RELEASE PARTIES WHO ARE DEFENDANTS WITH RESPECT TO PENDING SUITS RESERVED UNDER THAT CERTAIN FIRST AMENDED JOINT PLAN OF REORGANIZATION OF PHILIP SERVICES (DELAWARE), INC. IN CONNECTION WITH ANY POTENTIAL LIABILITY OF SUCH PARTIES IN CONNECTION WITH SUCH SUITS OR OTHER PLAINTIFFS IN OR BENEFICIARIES OF SUCH SUITS.

         THE RELEASES SHALL NOT BE DEEMED TO RELEASE ANY PREPETITION SENIOR LENDER FROM ITS CONTINUING OBLIGATIONS OR LIABILITIES IN FAVOR OF THE PREPETITION SENIOR AGENT OR THE PREPETITION SENIOR AGENT FROM ITS CONTINUING OBLIGATIONS OR LIABILITIES IN FAVOR OF ANY PREPETITION SENIOR LENDER UNDER THE PREPETITION SENIOR DOCUMENTS OR THE DOCUMENTS RELATED TO THE DIP FINANCING FACILITY.

         ANY AND ALL OF THE VALID CLAIMS OF THE PLAN SPONSOR OR ITS AFFILIATES (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS WHICH THEY MAY HAVE PURCHASED FROM OTHERS) SHALL BE ALLOWED IN FULL AND SHALL NOT BE SUBJECT TO CHALLENGE OR ATTACK IN ANY MANNER.

         8.9 EXCULPATION OF POST-PETITION BOARD, OFFICERS, AGENTS, COMMITTEE AND PLAN SPONSOR. Except for willful misconduct or bad faith, neither the Debtors nor the directors, officers, agents, Affiliates, Associates and Professionals of the Debtors (collectively, the "Company-Related Parties") nor the Committee nor its members, agents, Affiliates, Associates and Professionals (collectively, the "Committee-Related Parties") nor the Plan Sponsor nor the directors, officers, agents, Affiliates, Associates and Professionals of the Plan Sponsor (the "Plan Sponsor Related Parties"), all of the foregoing in any capacity whatsoever, shall be liable to any person or entity for any post-petition action, failure or omission to act or other matter related to the Debtors and/or these Cases. All parties are permanently enjoined from initiating a suit against any Reorganized PSC, the Debtors, the Company-Related Parties, the Committee, the Committee-Related Parties, the Plan Sponsor and the Plan Sponsor Related Parties, except for willful misconduct or bad faith on the part of any such parties.

         8.10 MANAGEMENT INCENTIVE PLAN. A management incentive plan shall be filed as part of the Plan Supplement and approved as part of the Confirmation Order.

         8.11 CANADIAN ASSETS. The Debtors shall be authorized to take, and shall be authorized to direct the Canadian Subsidiaries to take, any actions reasonably necessary or desirable to complete the Canadian Restructuring (as defined in the Investment Agreement) and to assist and complete in the transfer of the Canadian Assets to Reorganized PSC, or one or more of its Affiliates. The Confirmation Order shall contain a provision requesting the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada or the federal court of Canada or any judicial, regulatory, or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province to act in aid of and to be complimentary to the Bankruptcy Court in carrying out the terms of the Plan and the Confirmation Order.

         8.12 LIQUIDATING TRUST. A Liquidating Trust shall be formed by the Effective Date to hold any Avoidance Actions not released under this Plan or prior order of this Court. The Liquidating Trust shall be considered the successor to the Committee and have all rights of the Committee with respect to such litigation, as well as the obligation to pay contingency fee arrangements previously approved by this Court. The Liquidating Trustee shall be proposed by the Committee and reasonably acceptable to the Debtors and the Plan Sponsor; provided, however, that other than as set forth in the Liquidating Trust Agreement with the consent of the Plan Sponsor, no costs of the Liquidating Trust or Liquidating Trustee shall be borne by the Plan Sponsor, the Debtors or Reorganized PSC. A form of the Liquidating Trust Agreement will be filed as a Plan Supplement.

                                    ARTICLE 9

                          THE REORGANIZED PSC OFFERING

         9.1 PLAN SPONSOR COMMITMENTS. Pursuant to the terms and conditions set forth in the Investment Agreement, and subject to participation rights of the Qualified PIK/Term Lenders as described below, at the Closing (a) Reorganized Parent will issue and sell to the Plan Sponsor, and the Plan Sponsor has agreed to purchase in consideration of $20,000,000, such number of shares of New Common Stock as shall represent 20% of the issued and outstanding shares of New Common Stock on the Effective Date and (b) the Plan Sponsor (or an Affiliate thereof) will make available to Reorganized PSC the New Exit Financing Facility. In consideration of the Plan Sponsor's commitment to provide the New Exit Financing Facility, at the Closing, Reorganized Parent will issue and deliver solely to the Plan Sponsor, as the exclusive fee for the New Exit Financing Facility, shares of New Common Stock representing 5.0% of the issued and outstanding shares of New Common Stock as of the Effective Date. For purposes of this
Article 9, the issued and outstanding shares of New Common Stock as of the Effective Date shall be determined exclusive of any shares of New Common Stock issued or issuable pursuant to the Management Incentive Plan. The total investment contemplated hereby shall be referred to as the "New Investment" which for purposes of the Reorganized PSC Offering to Qualified PIK/Term Lenders shall be divided into New Investment Units consisting of shares of New Common Stock and a participation interest in the New Exit Financing Facility each calculated in accordance with the Investment Agreement. No fractional units or shares of New Common

Stock will be issued, and participation in the New Exit Financing Facility will be rounded to the nearest $0.01.

         9.2 SUBSCRIPTION COMMITMENTS. On the Subscription Commencement Date, Debtors will cause a Subscription Agreement and other offering materials to be delivered to each Qualified PIK/Term Lender offering each Qualified PIK/Term Lender the right, pursuant to and on the terms and conditions of the Reorganized PSC Offering, to make a Subscription Commitment for up to its Pro Rata portion of the New Investment Units at the Subscription Price.

         9.3 SUBSCRIPTION PERIOD. The Reorganized PSC Offering shall commence on the Subscription Commencement Date and shall expire on the Subscription Expiration Date. After the Subscription Expiration Date, no additional Subscription Commitments will be accepted without the written consent of the Plan Sponsor, and Reorganized PSC shall not be obligated to honor any purported Subscription Commitments received by the Subscription Agent after the Subscription Expiration Date, regardless of when the documents relating to such Subscription Commitments were sent.

         9.4 SUBSCRIPTION PRICE. The Subscription Price for each New Investment Unit, payable in Cash, shall be set forth in a Plan Supplement and determined consistently with the Investment Agreement. On or before the Subscription Expiration Date, the Subscription Price Deposit provided for in Section 9.7 shall be paid by each Participating Qualified PIK/Term Lender subscribing for New Investment Units and held in escrow, pending the consummation of the transactions provided herein on the Effective Date.

         9.5 ISSUANCE OF NEW INVESTMENT UNITS. On the Effective Date, Reorganized Parent shall issue to Participating Qualified PIK/Term Lenders, in exchange for receipt of the Subscription Price, the number of New Investment Units subscribed for pursuant to valid and binding Subscription Commitments. The shares of New Common Stock will be immediately detachable from the New Investment Units. No fractional units or shares of New Common Stock will be issued, and participation in the New Exit Financing Facility will be rounded to the nearest $0.01.

         9.6 TRANSFER RESTRICTIONS; REVOCATION. The subscription rights of the Qualified PIK Term Lenders provided herein are not transferable. Accordingly, any purported transfer shall be null and void and of no effect. Any Participating Qualified PIK/Term Lender that breaches its obligations to subscribe for and make payment on the account of the New Investment Units pursuant to a Subscription Commitment that has been accepted by Reorganized Parent shall forfeit (i) as liquidated damages the entire Subscription Price Deposit it made pursuant to Section 9.7 and (ii) its entire entitlement to receive any New Investment Units pursuant to its Subscription Commitment.

         9.7 PROCEDURES FOR MAKING SUBSCRIPTION COMMITMENTS. Any Participating Qualified PIK/Term Lender shall make its Subscription Commitment by causing its Subscription Agreement to be executed and delivered to the Subscription Agent on or prior to the Subscription Expiration Date, having properly completed and executed the Subscription Agreement, and tendered the Subscription Price Deposit (as defined in this paragraph) in accordance with the procedures set forth herein and in the Subscription Agreement. In order for any Subscription Commitment to be effective, a Participating Qualified PIK/Term Lender shall tender as a deposit the amount of Cash that would be necessary to purchase the number of New Investment Units subscribed for pursuant to such holder's Subscription Agreement (the "Subscription Price Deposit"). All questions concerning the timelines, viability, form and eligibility of any Subscription Agreements shall be determined by the Debtors in their reasonable discretion (and with the consent of the Plan Sponsor), whose determination shall be final and binding. The Debtors, in their reasonable discretion (and with the consent of the Plan Sponsor), may, but shall not be obligated to, waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported Subscription Commitment. Subscription Agreements shall not be deemed to have been waived or cured within such time as the Debtors shall determine, in their reasonable discretion (and with the consent of the Plan Sponsor). Neither the Debtors nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Agreements or incur any liability for failure to give such notification.

         9.8 NOTIFICATION OF ALLOCATION OF NEW INVESTMENT UNITS. Within ten (10) Business Days after the Subscription Expiration Date, the Subscription Agent shall notify the Plan Sponsor of the number of New Investment Units subscribed for by the Participating Qualified PIK/Term Lenders.

         9.9 SUBMISSION TO JURISDICTION. Each Participating Qualified PIK/Term Lender entering into a Subscription Agreement shall consent to the exclusive jurisdiction and venue of the Bankruptcy Court for the resolution of any dispute arising thereunder, including, without limitation, in respect of payment of the Subscription Price and in respect of the terms of the Reorganized PSC Offering set forth in the Plan.

                                   ARTICLE 10

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         10.1 REJECTED IF NOT ASSUMED. The Plan shall be deemed to constitute and incorporate a motion by the Debtors to reject all executory contracts and unexpired leases to which a Debtor is a party or is otherwise bound, except for the contracts and leases that (a) have been assumed, assumed and assigned, consensually terminated or rejected pursuant to an order of the Court entered prior to the Effective Date, (b) are specifically treated otherwise in this Plan, or (c) are the subject of a motion to assume or assume and assign that is pending before the Court on the Effective Date. The Confirmation Order shall represent and reflect an order of the Court approving the assumptions and rejections as of the Confirmation Date, unless otherwise provided in this
Section 10.1. Any cure costs that Reorganized PSC is required to pay by a Final Order in connection with an assumed contract or lease shall be treated as an administrative expense of the Cases. Notice shall be sent to any counterparty whose executory contract or unexpired lease is to be assumed on or before November 21, 2003 and shall be sent by mail or when specifically requested of the undersigned counsel in writing, by email or facsimile. Such notice may be revoked at any time prior to entry of an order approving such assumption by Debtors or

Reorganized PSC on notice to the affected counterparty based on a dispute about the amount of the cure cost, the existence or enforceability of the agreement, or as otherwise permitted by the Court.

         10.2 BAR TO REJECTION DAMAGES. If the rejection of an executory contract or unexpired lease by the Debtors pursuant to Section 10.1 of the Plan results in damages to the counterparty to such contract or lease, then a Claim for damages or any other amounts related in any way to such contract or lease shall be forever barred and shall not be enforceable against the Debtors, their successors and assigns or their property, unless a proof of claim is filed with the Court and served in accordance with Section 13.1 of this Plan within thirty
(30) days of the Confirmation Date. The rejection claim bar date for leases and contracts rejected prior to Confirmation shall be the date set forth in the applicable order rejecting such lease or contract.

         10.3 ASSUMPTION OF SPECIFIED CONTRACTS. Entry of the Confirmation Order shall constitute the assumption of the Assumed Contracts and Leases as of the Effective Date. Notice of such assumption and proposed cure amounts and an opportunity to object will be sent to counterparties whose contracts or lease is proposed to be assumed.

         10.4 EXTENSION OF PERIODS. If there are unresolved disputes (including with respect to cure amounts) as to any proposed Assumed Contracts and Leases, the Confirmation Order may to the extent permitted by applicable law provide a mechanism by which Reorganized PSC may elect to reject such contract or lease after the Effective Date if such dispute is not resolved to the satisfaction of Reorganized PSC; provided, however, that such contract or lease shall not be deemed assumed or rejected until such dispute has been resolved by a Final Order.

                                   ARTICLE 11

                      PROCEDURES FOR RESOLVING AND TREATING
                                CONTESTED CLAIMS

         11.1 OBJECTION DEADLINE. As soon as practicable, but in no event later than ninety (90) days following the Effective Date, Reorganized PSC shall file objections to claims with the Court and serve a copy on the holder of the applicable Claims or Interests to which the objections are made. There shall be no post-confirmation right to object to the extent a particular Claim is specifically Allowed under this Plan or under a prior Final Order. This Section
11.1 shall not limit the applicable Debtor's right to object to Claims or Interests, if any, filed or amended after the Effective Date. Any Claims filed after the applicable bar date shall be Disallowed unless the Court determines in a Final Order that there was excusable neglect for filing such Claims after the applicable bar date. Nothing herein shall affect claims objections filed by the Committee prior to the Effective Date.

         11.2 PROSECUTION OF OBJECTIONS. Reorganized PSC may litigate to judgment, settle or withdraw objections to Contested Claims. The Committee (or Liquidating Trust as its successor) who has filed a claims objection by the Effective Date may prosecute such claims objection post-Confirmation.

         11.3 POWER TO COMPROMISE AND SETTLE WITHOUT NOTICE AND A HEARING. Reorganized PSC may compromise and settle an objection to a Claim without notice and a hearing thereon where the Allowed Claim will be $100,000.00 or less as a result of such compromise and settlement. Reorganized PSC may also compromise and settle an objection to a Claim without notice and a hearing thereon where the difference between the amount of the proof of claim as filed and the amount of the Claim as scheduled by the Debtors is less than $75,000.00.

         11.4 POWER TO COMPROMISE AND SETTLE UPON NOTICE AND A HEARING. Reorganized PSC may compromise and settle all Objections to Claims not covered by Section 11.3 of this Plan only upon twenty (20) days' notice to the United States Trustee for the Southern District of Texas, the Committee, the holder of the Remaining Subclass 1A Note and such other parties as may be specified in the Confirmation Order and a hearing thereon.

         11.5 NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to any Claim or Interest held by the holder of a Contested Claim within the applicable Class as to which an objection has been interposed unless and until the Contested Claim has been settled, withdrawn or adjudicated and a Final Order has been entered with respect to the Claim or Interest to the maximum extent permitted by applicable law.

                                   ARTICLE 12

                            RETENTION OF JURISDICTION

         12.1 CLAIMS AND ACTIONS. The Court shall retain jurisdiction over the Cases, including, without limitation, such jurisdiction as is necessary to ensure that the purposes and intent of this Plan are implemented. The Court shall also expressly retain jurisdiction to hear and determine all Claims against the Debtors.

         12.2 RETENTION OF ADDITIONAL JURISDICTION. The Court shall also retain jurisdiction for the purpose of classification of the Claims of any Creditor or Interests of any Interestholder and the determination of such objections as may be filed with respect to the Claims and Interests, including proceedings for estimation of Claims or Interests pursuant to Code Section 502(c). The Court shall further retain jurisdiction for the following additional purposes:

                  (1) to determine all questions and disputes regarding title to the assets of a Debtor, all controversies, disputes or conflicts, whether or not subject to any pending action as of the Effective Date, between the Debtors or Reorganized PSC and any other party;

                  (2) to modify the Plan with the consent of the applicable Debtor or Reorganized PSC and the Plan Sponsor after the Effective Date but prior to substantial consummation of the Plan pursuant to Section
         12.3 of this Plan, upon advance written notice to counsel to the Prepetition Senior Agent, the PIK/Term Agent and the Committee;

                  (3) to construe, interpret, implement and enforce the terms and conditions of the Plan, Confirmation Order, the Investment Agreement and other related documents;

                  (4) to determine issues and disputes concerning entitlement to distributions to be made under and pursuant to this Plan;

                  (5) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights and powers of the Debtors and Reorganized PSC, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Court may deem necessary;

                  (6) to correct any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to implement the purposes and intent of the Plan;

                  (7) to determine any and all objections to the allowance of Claims or Interests, including, without limitation, any counterclaims and rights of setoff;

                  (8) to determine any and all applications for allowance of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Code or the Plan;

                  (9) to determine any and all applications or motions for the rejection, assumption or assumption and assignment of any executory contract or unexpired lease, and to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom;

                  (10) to determine any and all applications, adversary proceedings and contested matters, including any adversary proceeding concerning any Cause of Action, that may be pending on or initiated after the Effective Date relating to matters that arose prior to the Effective Date;

                  (11) to consider any technical or immaterial modification of the Plan, whether or not the Plan has been substantially consummated, to remedy any defect or omission or reconcile any inconsistency in the Confirmation Order or any other order of the Court, to the extent authorized by the Plan or the Code and requiring Court approval;

                  (12) to determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan, any agreements or instruments issued under or relating to this Plan or any other documentation evidencing the terms of this Plan;

                  (13) to consider and act on the compromise and settlement of any Claim against or Cause of Action by or against the Debtors or Reorganized PSC arising under or in connection with the Plan;

                  (14) to issue such orders in aid of execution of the Plan as may be authorized by Code Section 1142;

                  (15) to hear and determine all controversies, suits and disputes, if any, as may arise with regard to orders of this Court;

                  (16) to liquidate damages in connection with any disputed, contingent or unliquidated Claims or Interests;

                  (17) to adjudicate all Claims to a security or ownership interest in any property of the Debtors or in any proceeds thereof and for adequate protection claimed by any holder of such Claims;

                  (18) to adjudicate all claims or controversies arising out of any purchases, sales or contracts made or undertaken by the Debtors during the pendency of the Cases; and

                  (19) to determine such other matters or proceedings as may be provided for under Title 28 or other title of the United States Code, the Code, the Bankruptcy Rules, other applicable law, the Plan or in any order or orders of the Court, including, but not limited to, the Confirmation Order or any order which may arise in connection with the Plan or the Confirmation Order.

         12.3 MODIFICATIONS OF THE PLAN. The Debtors (with the consent of the Plan Sponsor) may modify this Plan in the manner provided for under Code Section 1127; provided, however, that the Debtors may not modify this Plan in a manner that materially affects the holders of Class 1 Claims, including modification of the repayment dates of Subclass 1A Claims, principal amount, interest rates, security, priority or maturity date of the Remaining Subclass 1A Note without first obtaining written consent of the affected holders of Class 1 Claims. The Debtors shall give notice of any proposed modification to the parties listed in
Section 13.1 of this Plan, the Office of the United States Trustee for the Southern District of Texas and any other parties designated by the Court. The Debtors also reserve the right to make such modifications (with the consent of the Plan Sponsor) at or prior to any hearings on Confirmation as are necessary to permit this Plan to be confirmed under Code Section 1129.

         12.4 REVOCATION AND WITHDRAWAL OF THE PLAN. Subject to the terms and conditions of the Investment Agreement, the Debtors reserve the right to revoke or withdraw this Plan at any time before entry of a Confirmation Order. If the Debtors revoke or withdraw this Plan prior to the Confirmation Date, or if the Confirmation or the Effective Date does not occur, then this Plan shall be deemed to be null and void. In such event, nothing contained herein or in any Disclosure Statement relating to the Plan shall be deemed to constitute an admission of validity, waiver or release of any Claims by or against the Debtors or any Person or to prejudice in any manner the rights of the Debtors or any Person in any proceeding involving the Debtors.

         12.5 SECTION 1146(c) EXEMPTION. Pursuant to Code Section 1146(c), the making or delivery of any instrument of transfer or the holding by, or transfer or sale of, any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated by, the Plan (including to the Plan Sponsor), shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee.

                                   ARTICLE 13

                                NOTICE PROVISIONS

         13.1 NOTICES. All notices, requests, elections or demands in connection with this Plan, including any change of address of any Creditor or Interestholder for the purposes of receiving distributions under this Plan and to avoid forfeiting the same pursuant to Article 7 of this Plan, shall be in writing and shall be delivered personally, by facsimile, overnight courier or first class mail. Such notice shall be deemed to have been given when received or, if mailed by first class mail, five (5) Business Days after the date of mailing, or if by overnight courier, the next Business Day following the date of mailing. Notices required to be sent to the following parties under this Plan shall be addressed to:

         To the Debtors:

         Philip Services Corporation, et. al.
         Sonnenschein Nath & Rosenthal LLP
         1221 Avenue of the Americas
         New York, NY 10020
         Attention: Peter D. Wolfson, Esq.
         Facsimile: (212) 768-6800
         Email: pwolfson@sonnenschein.com

         Philip Services Corporation, et. al.
         Porter & Hedges, L.L.P.
         700 Louisiana, Suite 3500
         Houston, TX  77002
         Attention: John F. Higgins, Esq.
         Facsimile: (713) 226-0248
         Email: jhiggins@porterhedges.com

         To the Icahn Plan Sponsor:

         High River Limited Partnership
         Brown Rudnick Berlack Israels LLP
         One Financial Center
         Boston, MA  02111
         Attention: Jeffrey L. Jonas, Esq.
         Facsimile: (617) 856-8201
         Email: jjonas@brbilaw.com

         To the Prepetition Senior Lenders:

         Wells Fargo Foothill, Inc., as Agent
         Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd.
         55 East Monroe Street
         Suite 3700
         Chicago, IL 60606
         Attention: Randall Klein, Esq.
         Facsimile: (312) 332-2196
         Email: randall.klein@goldbergkohn.com

         To the PIK/Term Lenders:

         Canadian Imperial Bank of Commerce, as Administrative Agent White & Case LLP
         1155 Avenue of the Americas
         New York, NY  10036
         Attention: Howard Beltzer, Esq.
         Facsimile: (212) 354-8113
         Email: hbeltzer@whitecase.com

         To the Committee:

         Official Committee of Unsecured Creditors of Philip Services Corporation, et al.
         Andrews Kurth LLP
         600 Travis Street
         Suite 4200
         Houston, TX  77002
         Attention: Jeffrey Spiers, Esq.
         Facsimile: (713) 220-4285
         Email:  jspiers@andrewskurth.com

         13.2 LIMITATION ON NOTICE. The Debtors shall give the following notice with regard to the following matters, which notice shall be deemed to be good and sufficient notice of such matters with no requirement for any additional or further notice:

                  13.2.1 NOTICE OF ENTRY OF CONFIRMATION ORDER. Notice of the entry of the Confirmation Order shall be sufficient if (i) mailed to all known holders of Claims and Interests (which have not become Disallowed as of the date of mailing) and (ii) published at least one time in the Houston Chronicle and Cleveland Plain Dealer. Such notice shall be mailed within five (5) Business Days of the date that the Confirmation Order becomes a Final Order.

                  13.2.2 POST-CONFIRMATION DATE SERVICE. From and after the date the Confirmation Order becomes a Final Order, notices of appearances and demands for service of process filed with the Court prior to such date shall no longer be effective. No further notices (other than notice of entry of the Confirmation Order) shall be required to be sent to any entities or Persons, except those Persons specified in Section
         13.1 of this Plan, the Office of the U.S. Trustee and any Creditor who files a renewed request for service of pleadings and whose Claim has not been fully satisfied.

                  13.2.3 NOTICE TO CREDITORS. All notices and requests to Creditors of any Class shall be sent to them at the addresses set forth on the proofs of claim or, if no proof of claim was filed, to their last known address as reflected in the records of Debtor. Any Creditor may designate in writing any other address for purposes of this section, which designation shall be effective upon receipt by Debtor.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

         14.1 REQUEST FOR CRAMDOWN. In the event this Plan is not confirmed under Code Section 1129(a), the Debtors request that this Plan be confirmed under Code Section 1129(b) except with respect to Class 1A.

         14.2 CAUSES OF ACTION. On the Effective Date, any and all of the Avoidance Actions not released herein shall vest in the Liquidating Trust.

         14.3 CONTINUATION OF COMMITTEE. The Committee shall remain in effect after the Effective Date to participate in unsecured claims processing, coordinating with the Liquidating Trust, and other appropriate activities for a reasonable period from the Effective Date as agreed by the Committee, Reorganized PSC and the Plan Sponsor, subject to a budget reasonably approved by the Debtors, Reorganized PSC and the Plan Sponsor. Such period may be extended with consent of Reorganized PSC and the Plan Sponsor or by order of the Court.

         14.4 TERMINATION OF WRITINGS EVIDENCING INDEBTEDNESS. On the Effective Date, all writings evidencing indebtedness of the Debtors shall be deemed to be canceled as against the Debtors, and the holders of those writings shall have no further rights against the Debtors under the writings, except as they may have as the holder of an Allowed Claim or as otherwise provided in this Plan or documents executed in connection with this Plan.

         14.5 SEVERABILITY. Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Plan.

         14.6 GOVERNING LAW. Except to the extent that the Code is applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to choice of law principles.

         14.7 SUCCESSORS AND ASSIGNS. The rights and obligations of any entity named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such entity.

         14.8 SETOFFS/COUNTERCLAIMS. Except as otherwise provided in this Plan, the applicable Debtor may, but shall not be required to, set off or counterclaim against any Claim and the payments or other distributions to be made pursuant to this Plan in respect of the Claim, claims of any nature whatsoever the estate may have against the holder of the Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the applicable Debtor of any claim that the estate may have against the holder; provided, however, that the applicable Debtor will not seek to set off or counterclaim for any obligation that is not yet due. Setoffs or counterclaims arising from events after the Petition Date shall reduce the payouts under any Allowed Claim dollar for dollar. Setoffs or counterclaims arising from pre-petition events shall only reduce the amount of the Allowed Claim and therefore, shall only reduce the payout amount proportionally with the reduction in the Allowed Claim. If any counterclaim or setoff asserted by the Debtors exceeds the amount of any Claim, the holder of such Claim shall not be entitled to any distribution under the Plan, and the applicable Debtor will reserve the right to recover any such excess counterclaim or setoff from the holder of the applicable Claim. The Debtors will not setoff or counterclaim against any Class 1 Claim.

         14.9 BINDING EFFECT. Unless this Plan is revoked and withdrawn, the provisions of this Plan shall bind all Creditors and Interestholders, whether or not they vote to accept the Plan.

         14.10 EFFECT OF CONFIRMATION ORDER. Except as expressly provided in this Plan and the documents executed in connection with this Plan, the Confirmation Order shall contain an injunction, embodying the protections of the automatic stay of Code Section 362(a), against the prosecution against the Debtors of any Claim or Interest, whether or not a proof of claim or proof of Interest based on any such debt, liability, or Interest is filed under Code
Section 502, including the pursuit of any Creditor's or Interestholder's derivative actions against any third party derived from the rights and interests of the Debtors or the Debtors' estates.

         14.11 PLAN SUPPLEMENT. Forms of certain key documents necessary or appropriate to implement the terms of this Plan may be filed with the Court as one or more Plan Supplements prior to the Confirmation Date.

         14.12 RESERVATION IN EVENT OF NON-CONFIRMATION. In the event this Plan is not confirmed, none of the agreements or acknowledgements herein or in the Disclosure Statement or other pleadings or statements shall be deemed to have preclusive effect as to potential causes of action otherwise being settled or released under this Plan or other applicable defense thereto.

                                   ARTICLE 15

                   CONDITIONS TO THE EFFECTIVENESS OF THE PLAN

         15.1 CONDITIONS. All of the following conditions must occur and be satisfied for this Plan to be effective (unless waived in writing by the Plan Sponsor, the Committee (as to 15.1.1, 15.1.5, 15.1.6 and 15.1.7) and the
Debtors:

                  15.1.1 ENTRY OF CONFIRMATION ORDER. The Confirmation Order, in a form acceptable to the Debtors, the Plan Sponsor and the Committee, must be signed by the judge of the Court and duly entered on the docket for the Case by the clerk of the Court.

                  15.1.2 NO STAY. There must be no stay in effect with respect to the Confirmation Order.

                  15.1.3 FUNDING. The transactions Closing with respect to the Investment Agreement (including the New Exit Financing Facility for Reorganized PSC) or any asset sale transaction shall have occurred.

                  15.1.4. INVESTMENT AGREEMENT. All of the closing conditions set forth in the Investment Agreement shall have been satisfied or have been waived.

                  15.1.5 COMMITTEE EXPENSES AND FEES. None of the Debtors, Foothill, Cerberus nor Plan Sponsor shall object to the allowance of the Committee member expenses or the fees and expenses of the Committee professionals through September 30, 2003 and shall stipulate such fees and expenses are reasonable. The Debtors and Plan Sponsor shall not object to reasonable fees and expenses for the Committee's professionals from October 1, 2003 through the Effective Date. The Committee shall not object to the Allowable 506(b) Amounts asserted by Foothill, for itself and as agent for the Prepetition Lenders.

                  15.1.6 LITIGATION DEADLINE EXTENSION. The deadlines for pursuing causes of action against the Plan Sponsor and its affiliates and Cerberus shall have been extended to a date beyond the Effective Date (but all such causes of action shall be released as provided in Article VIII of this Plan). The motions to assert causes of action as they pertain to the Plan Sponsor and its Affiliates shall be continued to a date after the Confirmation Date but before the extended deadlines.

                  15.1.7 CRITICAL VENDOR PAYMENTS. $3.8 million of payments (in addition to critical vendor payments made prior to October 16, 2003) shall have been made by the Debtors on or before the Effective Date under the lien vendor related critical vendor program.

                  Signed this 27th day of October, 2003.

                             Respectfully Submitted,

                      PHILIP SERVICES CORPORATION, ET. AL.

                             By: Michael W. Ramirez
                                 ---------------------------------------------
                             Senior Vice President and Chief Financial Officer

Peter D. Wolfson, Esq.
SONNENSCHEIN NATH & ROSENTHAL LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700
(212) 768-6800 (Facsimile)
pwolfson@sonnenschein.com

Robert E. Richards, Esq.
Monika J. Machen, Esq.
SONNENSCHEIN NATH & ROSENTHAL LLP
8000 Sears Tower
Chicago, Illinois  60606
(312) 876-8000
(312) 876-7934 (Facsimile)
rrichards@sonnenschein.com
mmachen@sonnenschein.com

John F. Higgins, Esq.
James Matthew Vaughn, Esq.
Tony Draper, Esq.
Porter & Hedges, LLP
700 Louisiana
Suite 3500
Houston, Texas  77022
(713) 226-0600
(713) 226-0248 (Facsimile)
Jhiggins@porterhedges.com
Mvaughn@porterhedges.com
Tdraper@porterhedges.com

CO-COUNSEL TO DEBTORS AND DEBTORS-IN-POSSESSION